EXHIBIT 10.7


                   DATED                                 1998





                              TIOXIDE GROUP LIMITED

                                       and

                                 ICI OMICRON BV

                                       and

                               NL INDUSTRIES, INC.





                        SHARE SALE AND PURCHASE AGREEMENT



                                       OF



                               TIOXIDE CANADA INC.
















                               LINKLATERS & PAINES
                                 One Silk Street
                                 London EC2Y 8HQ

                             TEL: (+44) 171 456 2000

                                  Ref: AXT/TDAP

        THIS AGREEMENT (this "AGREEMENT") is made on              1998  BETWEEN:


        (1) TIOXIDE  GROUP  LIMITED   (registered   number  249759),  a  company
            incorporated under the laws of England, whose registered office is at 137/143 Hammersmith Road, London W14 0QL, England ("TG");


        (2) ICI OMICRON BV  (registered  number  171649) a company  incorporated under the laws of The Netherlands whose registered office is at Merseyweg 10, 3197 KB Rotterdam-Botlek, Haven 5210, the Netherlands and whose statutory domicile is Rotterdam, the Netherlands ("Omicron" and collectively with TG, the "SELLER"); and


        (3) NL INDUSTRIES, INC., a corporation incorporated under the laws of the State of New Jersey, whose principal place of business is at 16825 Northchase Drive, Suite 1200, Houston 77060, Texas, USA (the "PURCHASER").

        WHEREAS:

        (A) Tioxide  Canada Inc. is a company  incorporated  in Quebec,  Canada,
            short   particulars  of  which  are  set  out  in  Schedule  1  (the
            "Company").

        (B) The Seller holds all of the issued shares in the capital of the Company (the "SALE SHARES") particulars of which are contained in
            Schedule 1.

        (C) The Seller has agreed to sell and the Purchaser has agreed to purchase the Sale Shares on the terms and subject to the conditions set out in this agreement and the Framework Agreement.

        IT IS AGREED as follows:


      1 INTERPRETATION

    1.1 In this agreement:

        "ACCOUNTING DATE" means the date of the audited accounts of the Company for the year ended 31 December 1997 (the "ACCOUNTS");

        "ADVERSE CONSEQUENCES" means all actions, suits, proceedings, hearings, investigations, charges, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, liens (other than those arising by operation of law or by statute) losses, expenses and fees, including court costs and reasonable attorneys' fees and expenses;

        "ACCOUNTING STANDARDS" means generally accepted accounting principles as in effect from time to time in Canada and applied as a basis consistent with those of previous years;

        "AFFILIATES" means with respect to a specified entity, an entity that directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control, with the entity specified, provided that, without limiting the generality of the foregoing, in relation to ICI and its subsidiary companies, the term "AFFILIATES" shall not include any entity in which a party has a 50 per cent or less ownership interest. For the purposes hereof, "CONTROL" means possession, directly or indirectly, of the power to direct or cause the direction of the management and operating policies of the entity in respect of which the determination is being made, through the ownership of voting securities, contract, voting trust or otherwise but any reference in this agreement to an Affiliate of the Seller or the Purchaser shall exclude the Company, and references to the Seller's Group or the Purchaser's Group shall be construed accordingly;

        "AGREED FORM" means, in relation to any document, the form of that document which has been initialled for the purpose of identification by or on behalf of the parties to this agreement;

        "AMERICAS  LIABILITY  AGREEMENT" means the liability  agreement  between
        ICI and the Purchaser dated [           ];

        "ASSETS" means all of the assets and rights of the Company relating to the Business;

        "BUSINESS" means:

        (a) the import, export, sale and distribution of titanium dioxide pigments and co-products and related products; and

        (b) the manufacture of finished products from the processes by which reactor discharge from the chloride process and calciner discharge from the sulphate process are treated to produce titanium dioxide pigments and all other business and operations as carried on by the Company as at the date hereof but for the avoidance of doubt shall not include:

               (i) the  manufacture,  sale or  disposal  by way of  trade of any organometallic compounds save the manufacture, sale or disposal of a pigment which incorporates as an essential feature of its composition an organometallic compound shall not be considered to be the manufacture, sale or disposal of an organometallic compound as such; and

               (ii)the  manufacture,  sale or  disposal  by way of  trade of any form of  titanium  dioxide of  ultraviolet-attenuating  grade having a ratio of absorbance response at 308 nm (A308) to absorbance response at 524 nm (A524) of not less than 5 as defined in US Pharmacopeia, amendment published in
                   Pharmacopeia Forum, Volume 22, Number 4, Page 2636 and attached hereto as Annex 2; and

               (iii) any matter relating to the LPC Business.

        "BUSINESS DATA" means the Company's historical and current documents relating to the Business, including customer lists, product, distributor and supplier lists, catalogues, literature, employee records, documents of title to the Assets (but excluding those relating to the Properties), sales targets, sales statistics, market share statistics, marketing surveys and reports, marketing research and any advertising or other promotional materials, production data, safety data and accounting (including management account records) and other financial data (other than the Canadian Financial Information), whether in hard copy or in computer held form (including, for the avoidance of doubt, such media as microfilm and microfiche);

        "BUSINESS DAY" means a day (other than a Saturday or Sunday) on which banks are generally open for normal business in each of London, Montreal and New York;

        "CANADIAN  FINANCIAL   INFORMATION"  means  the  financial   information
        attached as Schedule 7;

        "CANADIAN SCHEMES" means the Company's pension plans described in the Disclosure Letter;

        "CANADIAN TECHNOLOGY AGREEMENTS" means the agreements and licence in the Agreed Form;

        "COMPLETION" means completion of the sale and purchase of the Sale Shares in accordance with Clause 7 which shall occur immediately following signature and exchange of this agreement;

        "COMPLETION  DATE" means  [                       ]  on the date of this
        agreement;

        "COMPUTER    SYSTEMS"   means   all   computer    hardware,    software,
        microprocessors and firmware which in each case are used in the Business;

        "CONTRACTS" means all contracts and arrangements relating to the Business entered into before Completion by or on behalf of the Company in connection with the Business which remain (in whole or in part) to be performed at Completion and, in addition, means any contracts or arrangements between the Company and the Seller (or any of its Affiliates);

        "DEFAULT   INTEREST"  means  LIBOR  plus  200  basis  points  compounded monthly;

        "DISCLOSURE   LETTER"  means  the  letter  of  the  same  date  as  this agreement from the Seller to the Purchaser;

        "DUPONT" means E.I. du Pont de Nemours and Company;

        "EMPLOYEES" means all those individuals employed by the Company at Completion;

        "ENVIRONMENT" has the meaning in Schedule 5;

        "ENVIRONMENTAL AUTHORISATIONS" means all or any permits, certificates, consents, licences, approvals, registrations and other authorisations required under Environmental Laws and all terms and conditions thereof required under any Environmental Law for the operation of the Business;

        "ENVIRONMENTAL LAWS" has the meaning given in Schedule 5;

        "ESTIMATED CONSIDERATION" has the meaning given in Clause 3;

        "FIELD OF ACTIVITY" means:

        (a) the import, export, sale and distribution of titanium dioxide pigments and co-products and related products; and

        (b) the manufacture of finished products from the processes by which reactor discharge from the chloride process and calciner discharge from the sulphate process are treated to produce titanium dioxide pigments and all other business and operations as carried on by the Company as at the date hereof but for the avoidance of doubt shall not include:

               (i) the  manufacture,  sale or  disposal  by way of  trade of any organometallic compounds save the manufacture, sale or disposal of a pigment which incorporates as an essential feature of its composition an organometallic compound shall not be considered to be the manufacture, sale or disposal of an organometallic compound as such; and

               (ii)the  manufacture,  sale or  disposal  by way of  trade of any form of  titanium  dioxide of  ultraviolet-attenuating  grade having a ratio of absorbance response at 308 nm (A308) to absorbance response at 524 nm (A524) of not less than 5 as defined in US Pharmacopeia, amendment published in
                   Pharmacopeia Forum, Volume 22, Number 4, Page 2636 and attached hereto as Annex 2.

        "FINAL CONSIDERATION" has the meaning given in Schedule 6;

        "FRAMEWORK AGREEMENT" means the agreement dated o between ICI, DuPont and the Purchaser;

        "GUARANTEES" means all guarantees and indemnities given by the Seller or Affiliates of the Seller in respect of obligations of the Company in relation to the Business, short particulars of which are contained in the Disclosure Letter;

        "HAZARDOUS MATERIAL" has the meaning given in Schedule 5;

        "ICI" means Imperial Chemical Industries PLC;

        "ICI GROUP" means ICI and its Affiliates as at the Completion Date;

        "IMPLEMENTATION AGREEMENTS" means the documents in Schedule 4;

        "INDEPENDENT ACCOUNTANT" has the meaning given in Clause 11;

        "INTELLECTUAL PROPERTY" shall mean all patents, trademarks, service marks, trade names and all goodwill associated with the foregoing, registered designs, copyrights, copyrightable works (including, without limitation, data, documentation and databases) registered internet domain names, and rights to inventions and applications for and rights to apply for protection or registrations of any of the same; including any continuation, continuation-in-part, provisional, reissue, divisional and re-examination patent applications and all rights in Technical Information;

        "INTRA-GROUP LOANS" means all Net Debt due from the Company to the Seller or any Affiliate of the Seller or due to the Company from the Seller or any Affiliate of the Seller as determined in accordance with
        Schedule 6, and in both circumstances relating only to those Affiliates of the Seller following Completion;

        "LIBOR" means the rate for deposits in US Dollars for a period of one month which appears on the Reuters Screen ISDA Page (or such other page as the parties may agree) at approximately 11.00 a.m., London time, on the first day of the period to which any interest period relates (the "RELEVANT DATE"). If such rate does not appear on the Reuters Screen ISDA Page on the Relevant Date, the rate for that Relevant Date will be determined as if the parties had specified that the rate for the Relevant Date will be determined on the basis of the rates at which deposits in US Dollars are offered by Midland Bank plc at approximately
        11.00 a.m., London time, on the Relevant Date to prime banks in the London interbank market for a period of one month commencing on that Relevant Date for amounts of US$10,000,000;

        "LPC" means the Louisiana Pigment Company Limited Partnership;

        "LPC BUSINESS" means any sales sourced from LPC, any Stocks, Operating Debtors, Operating Creditors less than one year (the definitions of such terms in Schedule 6 being applied to LPC) and other assets or liabilities relating to LPC as determined and distinguished from the Business in accordance with Schedule 9;

        "MATERIAL CONTRACTS" means all Contracts (i) which at Completion have in excess of 12 months to run and which in that time can reasonably be expected to involve income or expenditure in respect of the Business in excess of US$200,000 per annum; or (ii) which at Completion have less than 12 months to run and which in that time can reasonably be expected to involve income or expenditure in respect of the Business in excess of US$500,000; or (iii) which relate to the treatment and/or disposal of waste; or (iv) which relate to contract manufacturing or processing of products by third parties; or (v) which relate to third party distribution or agency in respect of products; or (vi) the absence of which would have a material negative impact on the conduct of the Business;

        "NET DEBT" has the meaning in Schedule 6;

        "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice including, without limitation, quantity and frequency, taking into account the relevance and reasonableness of the same and with allowance made for the inherently cyclical nature of the titanium dioxide industry;

        "PARENT UNDERTAKING" shall have the meaning given in section 258 of the United Kingdom Companies Act 1985;

        "PERMITS" means all licences, permits, authorisations, registrations and approvals required by law or regulation or issued or granted by statutory or other authorities to the Company for the operation of the Business (but excluding, for the avoidance of doubt, planning permissions issued by relevant planning authorities (save for Environmental Authorisations) and any licence, permit, authorisation or approval which falls within the definition of Regulatory Conditions);

        "PLANT AND EQUIPMENT" means the plant, machinery, spare parts, tools, equipment, chattels, motor vehicles, furniture, fixtures and fittings (to the extent they are not included in the Properties) and all other tangible personal property located at the Property (including without limitation office equipment) which in each case is owned and/or used by the Company in relation to the Business as at Completion;

        "PROPERTY" means those properties shown in Schedule 2 Part I;

        "PURCHASER'S AUDITORS" means PriceWaterhouseCoopers;

        "PURCHASER'S GROUP" means the Purchaser's ultimate parent undertaking and that parent undertaking's Affiliates;

        "REGULATORY CONDITIONS" means the anti-trust or regulatory approvals (other than Environmental Authorisations) necessary to complete the sale of the Company on the terms set out in this agreement;

        "SELLER'S AUDITORS" means KPMG;

        "SELLER'S GROUP" means TG and Omicron's ultimate parent undertakings and those parent undertakings' Affiliates as at the Completion Date;

        "STOCK" means the stocks of fuels, raw materials, ingredients, packaging, office and laboratory supplies, engineering spares, consumable stores, work-in-progress and finished goods at Completion held by the Company for the purposes of the Business;

        "TAX" has the meaning given in the Tax Deed of Covenant;

        "TAXATION" has the meaning given in the Tax Deed of Covenant;

        "TAX AUTHORITY" has the meaning given in the Tax Deed of Covenant;

        "TAX DEED OF  COVENANT"  means the tax deed of  covenant  in the  Agreed
        Form;

        "TAX LIABILITY" has the meaning given in the Tax Deed of Covenant;

        "TECHNICAL INFORMATION" shall mean all technical data and know-how, industrial and technical information, trade secrets, confidential information, drawings, formulations, technical reports, operating and testing procedures, instruction manuals, raw material or production specifications, the results of research and development work, whether in hard copy or in computer held form (including, for the avoidance of doubt, in such media as microfilm and microfiche);

        "TERRITORIES" means the United States of America, Canada, Mexico, Central and South America;

        "TRACY SITE" means 1690 and 1694 Marie-Victorin Boulevard, Tracy, Quebec, J3R IM7, Canada;

        "UK GAAP" means generally accepted accounting principles in the United Kingdom;

        "US DOLLARS", or "US$" means the lawful currency of the United States of America;

        "WARRANTIES" has the meaning given in Clause 5.1; and

        "WARRANTY CLAIM" has the meaning given in sub-Clause 5.4.

    1.2 Unless otherwise stated, any express reference to an enactment includes references to:

        (a) that enactment as amended, extended or applied by or under any other enactment before or after this agreement;

        (b) any enactment which that enactment re-enacts (with or without modification); and

        (c) any subordinate legislation made (before or after this agreement) under any enactment, including one within (a) or (b) above,

        except to the extent that any of the matters referred to in (a) to (c) occurring after the date of this agreement would increase or alter the liability of any party under this agreement.

    1.3 The singular shall include the plural and vice versa and words denoting persons shall include bodies corporate and unincorporated associations of persons and, unless otherwise stated, shall include permitted successors or assigns of such persons.

    1.4 Sub-Clauses 1.1 to 1.3 apply unless the contrary intention appears.

    1.5 The headings in this agreement do not affect its interpretation.

    1.6 Any Schedule or Annex to this agreement shall take effect as if set out in this agreement and references to this agreement shall include its Schedules and Annexes.

    1.7 Where any statement in this agreement (or in the attached Schedules or Annexes) (other than in Schedule 3 paragraphs H(2) and H(4)) is qualified by the expression "SO FAR AS THE SELLER IS AWARE," "TO THE SELLER'S KNOWLEDGE, INFORMATION AND BELIEF," "KNOWN TO THE SELLER" or any similar statement, that statement shall be deemed to mean the knowledge, after reasonable investigation, of the officers and operational and functional managers of ICI and its Affiliates who have direct responsibility for the subject matter concerned, being those listed in Schedule 9.


      2 SALE AND PURCHASE OF THE SALE SHARES

    2.1 The Seller shall with full title guarantee sell and the Purchaser shall purchase the Sale Shares together with all rights attaching to them.

    2.2 The Sale Shares shall be sold free from all liens, charges, equities and encumbrances and other rights exercisable by third parties or Affiliates of the Seller.


      3 CONSIDERATION AND ADJUSTMENTS

    3.1 Subject to sub-Clause 3.3 below, the consideration for the sale of the Sale Shares shall be US$[o] payable in cash by the Purchaser on Completion (the "ESTIMATED CONSIDERATION").

    3.2 The payment under sub-Clause 3.1 shall be paid to the correspondent bank named below for credit to the US Dollar account of o (the "ICI ACCOUNT") referred to below:

         Correspondent bank:
         Bank account:
         Account name:
         Account no:
         Sort code:

    3.3 Any payments to the Purchaser under this agreement shall be paid to the correspondent bank named below for credit to the US Dollar account of o (the "PURCHASER ACCOUNT") referred to below:

         Correspondent bank:
         Bank account:
         Account name:
         Account no:
         Sort code:

    3.4 The Final Consideration shall be determined and any difference between the Estimated Consideration and the Final Consideration shall be paid in accordance with the provisions of Schedule 6.


      4 PURCHASER'S WARRANTIES

        The Purchaser represents and warrants to the Seller that:

        (a) it (and each of its Affiliates, in respect of the Implementation Agreements to which such Affiliate is a party) has the requisite power and authority to enter into and to perform this agreement and such Implementation Agreements;

        (b) it (and each of its Affiliates, in respect of the Implementation Agreements to which such Affiliate is a party) has obtained or satisfied all corporate, regulatory and other approvals, or any other significant conditions, necessary to execute and perform this agreement and such Implementation Agreements;

        (c) this agreement and the Implementation Agreements constitute valid and binding obligations of the Purchaser (and each of its Affiliates, in respect of the Implementation Agreements to which such Affiliate is a party) enforceable in accordance with their respective terms; and

        (d) compliance with the terms of this agreement by the Purchaser and the Implementation Agreements by the Purchaser or its Affiliates (as appropriate) will:

               (i) not constitute a breach of any agreement or contract to which the Purchaser or such Affiliate of the Purchaser is a party or by which it is bound; and

               (ii)be in compliance  with the  Purchaser's  or such Affiliate of the Purchaser's memorandum and articles of association or other constitutional documents; and

               (iii) not contravene:

                   (a)any order, judgment or decree; or

                   (b)any statute, rule or regulation; or

                   (c)any other  restriction  of any kind by which the Purchaser or such Affiliate of the Purchaser is bound.

      5 SELLER'S WARRANTIES

    5.1 The Seller represents and warrants to the Purchaser in the terms set out in Part A.1 of Schedule 3.1 and that, save as otherwise stated in this agreement and subject to all matters and circumstances fairly disclosed in the Disclosure Letter, each of the statements set out in Schedule 3 Part A.2 to N (inclusive) to this agreement (the "Warranties") is true and accurate as at the date of this agreement and the Seller acknowledges that the Purchaser has entered into this agreement in reliance upon the Warranties.

        The Purchaser agrees that no warranty, representation, undertaking or indemnity, or any other contractual obligation or otherwise is made or given by the Seller to either the Purchaser or its Affiliates in relation to LPC.

    5.2 Each of the Warranties shall be separate and independent and no Warranty shall limit the scope or construction of any other Warranty or any other provision of this agreement.

    5.3 The Purchaser acknowledges and agrees that:

               (i) save  as  may  be  set  out  in  this  agreement  or  in  the
                   Implementation Agreements, except for the Warranties and in relation to an allegation of fraud, no statement, promise or forecast made by or on behalf of the Seller or any member of the Seller's Group may form the basis of, or be pleaded in connection with, any claim by the Purchaser under or in connection with this agreement or the Implementation Agreements; and

               (ii)any claim by the Purchaser or any person  deriving title from it in connection with the Warranties shall be subject to the following provisions of this Clause.

    5.4 The liability of the Seller in respect of any breach of the Warranties (a "WARRANTY CLAIM") or the indemnities contained in this agreement shall be governed by the terms of the Americas Liability Agreement except as expressly provided therein.

    5.5 The liability of the Seller under or in respect of a Warranty Claim shall also be limited in respect of any liability which is contingent, unless and until such liability becomes an actual liability and is due and payable provided that the Purchaser shall not be prohibited from bringing a Warranty Claim pending such liability becoming due and payable.

    5.6 The Purchaser acknowledges and agrees that:

               (i) no  liability  shall  attach  to the  Seller by reason of any breach of any of the Warranties or any indemnities contained in this agreement to the extent that the loss including all relevant costs and expenses has been recovered by the Purchaser under Schedule 5 or any other term of this agreement or any other document referred to herein and accordingly the Purchaser may only recover once in respect of the same loss; and

               (ii)in calculating  the liability of the Seller for any breach of the Warranties there shall be taken into account the amount by which any Taxation for which the Purchaser is now or in the future accountable or liable to be assessed is reduced or extinguished as a result of the matter giving rise to such liability.

    5.7 The Purchaser shall not be entitled to make any Warranty Claim:

               (i) to the extent  that the claim  arises as a result only of any change after Completion in the accounting bases upon which the Company values its assets or computes its profits or arises as a result of the taxation or accounting policies, bases or practices of the Purchaser being different to those adopted or used in preparing the Accounts; or

               (ii)to the extent  that the matter  which  constitutes  the claim was specifically consented to in writing by the Purchaser in the knowledge that such matter would give rise to such Warranty Claim.

    5.8 The Purchaser shall not be entitled to rescind or terminate this agreement after Completion in any circumstances provided that nothing in this sub-Clause shall exclude or limit any right to rescind or terminate for fraud.

    5.9 Save as otherwise provided in this agreement, the Seller shall not be liable in respect of any Warranty Claim to the extent that the liability of the Seller in respect thereof is incurred or increased as a result of any legislation not brought into force at the date of this agreement or as a result of any change in or repeal of legislation hereafter or as a result of the introduction or cessation of or change in the published practice of any taxation authority after the date of this agreement.

   5.10 The Purchaser shall not be entitled to make any claim in respect of any breach or alleged breach of the Warranties to the extent that:

               (i) the facts,  matters or circumstances  giving rise thereto (in respect of which any such claim or alleged claim arises) have been fairly disclosed in the Disclosure Letter; or

               (ii)such  claim  arises  or  is  incurred  as  a  result  of  any voluntary act or omission of the Purchaser or any Affiliate of the Purchaser after the date of this agreement other than any such act or omission which is in the ordinary course of business or is required by law or is pursuant to a legally binding commitment of the Company or any member of the Seller's Group created or entered into before Completion.

   5.11 The provisions of this Clause 5 shall have effect notwithstanding any other provisions of this agreement.


      6 SELLER'S INDEMNITY

    6.1 The Seller undertakes to indemnify and keep indemnified the Purchaser, its Affiliates and the Company (the "INDEMNIFIED PARTIES") against all claims by third parties (other than any subsequent purchaser or purchasers of either the Sale Shares or the business or assets of the Company and their successors in title or assigns) giving rise to Adverse Consequences which may be paid, suffered or incurred by any of the Indemnified Parties or to which any of the Indemnified Parties may become subject, and which arise as a result of the operation of the Business by the Company prior to Completion (unless and to the extent that the circumstances giving rise to the Adverse Consequences were fairly disclosed in the Disclosure Letter) and including without limitation those Adverse Consequences arising:

        (a) as a result of the failure by the Company to comply with relevant and legally enforceable corporate or other laws, rules, ordinances or regulations with respect to the operations of the Business prior to Completion;

        (b) as a result of the failure by the Company to obtain required relevant governmental permits, licences, consents or other authorisations with respect to the operation of the Business prior to Completion;

        (c) from or with respect to any breach of contract, tort or product liability or otherwise arising from, or with respect to, the operation of the Business prior to Completion and asserted by any third party; and

        (d) from or with respect to any suit, action, arbitration, charge, governmental investigation, claim, litigation or proceedings affecting the Business or the Company.

               Provided that the indemnity contained in this Clause 6 shall not apply to:

               (i) liabilities  expressly  assumed by the Purchaser  pursuant to this agreement or the Implementation Agreements; or

               (ii)to the  extent  that such  liabilities  have been  taken into account in establishing the Final Consideration; or

               (iii) any Environmental  Liabilities,  any failure or omission to obtain or comply with Environmental Authorisations, any failure or omission to comply with any Environmental Laws or any claim by any person in respect of any matter concerning the Environment (indemnity for which is provided in sub-Clause 9.2 and Schedule 5); or

               (iv) Taxation  (indemnity  for which is  provided  in the Tax
                   Deed of Covenant); or

               (v) LPC.

    6.2 The Purchaser agrees to give the Seller notice of any and all claims asserted against the Purchaser for which indemnification under this Clause 6 is or may be sought. Such notice shall be given as soon as reasonably practicable after the Purchaser becomes aware that it has or may have a claim against the Seller. Under this Clause 6, failure to give such notice shall not abrogate or diminish the Seller's obligation under this Clause if the Seller has or receives knowledge of the existence of any such claim by any other means or if such failure does not prejudice the Seller's ability to defend such a claim.


      7 COMPLETION

    7.1 Completion shall take place at the offices of the [        ] immediately
        after the signature of this agreement when:

        (a) each party shall provide to the others evidence in a form reasonably satisfactory to the others that it (and each of its relevant Affiliates entering into an Implementation Agreement) has all necessary corporate approvals and consents and its signatories have necessary authority to enter into this agreement and the other agreements referred to herein;

        (b) each party shall (or shall procure that its relevant Affiliates will) duly execute and, to the extent applicable, complete the Implementation Agreements and the Tax Deed of Covenant;

        (c)    the Seller  shall  deliver to the  possession  and control of the
               Purchaser:

               (i) a duly  executed  transfer  or  transfers  in  favour  of the
                   Purchaser  (or  such   Affiliate  of  the  Purchaser  as  the
                   Purchaser may nominate) of all the Sale Shares;

               (ii)share  certificate(s) or other documents of title relating to the Sale Shares (or an express indemnity in a form reasonably satisfactory to the Purchaser in the case of any missing certificates or documents of title);

               (iii) the  company  books  relating  to  the  Company,  including certificates of incorporation, common seals, minute books, statutory registers, shareholders' agreements and share certificate books (duly written up to date);

               (iv) resignations  of all the  directors and secretary of the
                   Company;

               (v) the  written  resignation  of the  auditors of the Company to take effect on Completion, with acknowledgments signed by them to the effect that they have no claim against the Company and to the effect that there are no circumstances connected with their resignation which they consider should be brought to the notice of the shareholders or creditors of the Company;

               (vi)bank  statements  in  respect  of  every  account  which  the
                   Company has, dated two days prior to the Completion Date and the relevant reconciliation statements prepared on the previous Business Day;

               (vii)the Business Data;

               (viii)the  documentation  and   title  deeds to the  Property  in
                   accordance with the provisions of Part II of Schedule 2;

               (ix)the  Implementation  Agreements  duly  executed by the Seller and/or Affiliates of the Seller as applicable; and

               (x) the Disclosure Letter;

        (d)    the   Purchaser   shall   pay  to  the   Seller   the   Estimated
               Consideration;

        (e) the Purchaser or another member of the Purchaser's Group shall procure that all Intra-group Loans due from the Company to the Seller or any Affiliate of the Seller are repaid by the Company and the Seller or another member of the Seller's Group shall procure that all Intra-group Loans due to the Company from the Seller or any Affiliate of the Seller are repaid by the Seller or its relevant Affiliates;

        (f) the Seller shall take or shall procure the taking of, such steps as may be necessary to:

               (i) approve  the  transfers   referred  to  in  Clause  7.1(c)(i)
                   (subject only to the Purchaser arranging and paying any taxes or duties arising in relation to the transfer); and

               (ii)appoint such  directors  and  secretary as the  Purchaser may specify as directors and the secretary of the Company; and

               (iii) release the securities,  guarantees, claims and indemnities existing immediately prior to Completion other than those arising in the Ordinary Course of Business, owed or due to or claimed by the Seller or any Affiliate (being an Affiliate after Completion) from the Company, true and complete particulars of which are set out in Schedule 10;

        (g) each party and the Purchaser shall deliver a copy of the Tax Deed of Covenant duly executed to the other parties.


      8 EMPLOYEES

    8.1 The Purchaser agrees to procure that the Company for a period of four years from the Completion Date, will procure that:

        (a) the Employees will receive and enjoy contractual remuneration and benefits (including separation and other benefits described in the Disclosure Letter) which, judged objectively, are no less favourable overall than their contractual remuneration and benefits at the Completion Date; and

        (b) it will not make any unilateral material change to the contractual terms and conditions of employment with the Employees without prior consultation and concurrence as required by any local laws or agreements, with recognised trade unions, appropriate employee representatives, or the Employees.

    8.2 The Seller will procure that, on or before Completion, the Company will discharge its liability to Mr. Guy Gauthier in respect of Supplemental Employment Terms.

    8.3 For the purposes of this clause, "SUPPLEMENTAL EMPLOYMENT TERMS" shall mean:

        8.3.1 the period of additional notice (if any) due from the Company at the date such liability crystallises under the arrangement in force as at Completion which is in excess of that which he would have received under the terms of his service agreement dated 25 October 1990;

        8.3.2 the supplemental retirement benefits that are in addition to the benefits to which Mr. Gauthier is entitled under the TCI Staff Employees' Pension Plan; and

        8.3.3 any other enhancements to his terms and conditions of employment granted between 25 October 1990 and Completion and which are in force as at Completion other than those granted in the Ordinary Course of Business.

    8.4 The Seller will indemnify the Purchaser (for itself and as agent and trustee for the Company) on a continuing basis against any and all losses or liabilities, costs (including without limitation legal costs), charges, expenses, actions, proceedings, claims and demands which the Purchaser or the Company may incur and which relate to or arise out of the continuation after Completion of the Supplemental Employment Terms.

    8.5 The Purchaser acknowledges and agrees that all of the funds set aside (or due at Completion to be set aside) by the Company (in trust and including related refundable tax amounts with Revenue Canada) for the purpose of meeting the liability of the Seller and the Company to provide supplemental retirement benefits for Mr. Gauthier will be used for this purpose. The funds held in trust are held at Royal Trust Company 1 Place Ville Marie Montreal in account nos. 554114673-001 and 554 831932. If these funds have not been used for this purpose before Completion, the Purchaser will procure that the Company complies with any directions given by the Seller as to the use of these funds after Completion for the purpose of providing such benefits for Mr. Gauthier.

    8.6 The Seller will indemnify the Purchaser (for itself and as agent and trustee for the Company) on a continuing basis against any and all losses or liabilities, costs (including without limitation legal costs) charges, expenses, actions, proceedings, claims and demands which the Purchaser or the Company may incur as a result of the severance payments, pension entitlements, accelerated pension entitlements and any other benefits actually paid to any employee whose employment is terminated after Completion if and to the extent such payments, entitlements and/or benefits are in excess of those which would have applied at any time in the period prior to 10 September 1997 Provided always that the dismissal which results in the excess costs being incurred takes effect within four years of Completion and the regular salary figure used in the calculations is one which has been prevailing in respect of the relevant employee for at least six months prior to termination. This indemnity shall not extend to any losses or liabilities, costs (including without limitation legal costs) charges, expenses, actions, proceedings, claims and demands which the Purchaser or the Company may incur as a result of its or their negligence or default. Any claims under this indemnity must be made within 4 years and 3 months of Completion following which this indemnity shall have no effect.

    8.7 The Seller shall not be required to make any payment under the indemnity set out in sub clause 8.6 unless a draft certificate shall have been delivered to it by the Purchaser within 30 days after the date requiring the Seller to indemnify the Purchaser pursuant to sub-clause 8.6 and certifying the amount payable thereunder. In order to enable the Seller to review the certificate, the Purchaser shall (to the extent it is permitted by law to do so) make available and supply to the Seller and, at the Seller's request and expense, the Seller's auditors, copies of all relevant records and other working papers) relating to the subject matter of the indemnity, during normal office hours.

    8.8 If the Seller does not within 30 days after presentation to it of the draft certificate give notice to the Purchaser that it disagrees with the certificate or any item thereof, such notice stating the reasons for the disagreement in reasonable detail, the draft certificate shall become final and binding on the parties for all purposes.

    8.9 If the Seller gives a valid notice within such 30 days, the parties shall attempt in good faith to reach agreement in respect thereof and, if they are unable to do so within 21 days of such notification, either party may by notice to the other refer the certificate to the Independent Accountants in accordance with the provisions of clause 11 of this agreement which shall apply mutatis mutandis, references to the "COMPLAINANT" being deemed to be references to the "SELLER" and references to the "OTHERS" being to the "PURCHASER".

   8.10 The Seller shall pay interest at the rate of LIBOR plus 200 basis point compounded monthly on all payments pursuant to this clause from the date of delivery of the draft certificate.


      9 PROPERTY AND ENVIRONMENTAL

    9.1 The Seller and the Purchaser shall observe and perform the provisions of
        Schedule 2 expressed to be observed and performed by each of them respectively.

    9.2 The Seller and the Purchaser shall observe the provisions of Schedule 5 expressed to be observed and performed by each of them respectively.


     10 PENSIONS

        The Purchaser agrees to procure that the Company will, commencing with the Completion Date, respect and perform the provisions of the Canadian Schemes.

     11 INDEPENDENT ACCOUNTANT

   11.1 If either party wishes to refer any matter in dispute in accordance with the provisions of Clause 3 or Schedule 6 for determination under this Clause it shall give notice to the other requiring the appointment of an independent accounting firm of international reputation (the "INDEPENDENT ACCOUNTANT") excluding accounting firms who have acted as auditors of either party or of any of their Affiliates in the last five years. If the parties are unable to agree upon the Independent
        Accountant within 14 days of such notice, then the Independent Accountant shall be appointed by the President for the time being of the Institute of Chartered Accountants in England and Wales on the application of either party.

   11.2 If the Independent Accountant delays or becomes unwilling or incapable of acting or if for any other reason the President for the time being of the Institute of Chartered Accountants in England and Wales thinks fit he may discharge the Independent Accountant and, in the absence of agreement between the parties, appoint another in its place.

   11.3 The Independent Accountant shall act as an expert and not as an arbitrator and his decision shall (in the absence of manifest error) be final and binding on the parties. The Independent Accountant shall afford the parties the opportunity of making written representations to them and shall make its determination within 40 days of its appointment.

   11.4 The fees and expenses of the Independent Accountant shall be borne by the parties in equal shares unless the Independent Accountant determines otherwise.


     12 PROTECTIVE COVENANTS

        The Seller covenants with the Purchaser that no member of the Seller's Group will:

        (a) for a period of five years from Completion within any part of the Territories carry on or be engaged or involved in the Field of Activity (save as provided in sub-Clause 12.4 below and as the owner for investment purposes only of securities traded on a recognised stock exchange and not exceeding one per cent. of the securities of that class); or

        (b) without prior approval from the Purchaser, for a period of two years from Completion, directly or indirectly solicit, or endeavour to entice away from the Purchaser or its Affiliates any of the Employees.

   12.1 Each of the restrictions in sub-Clause 12.1 above shall be enforceable independently and its validity shall not be affected if the other is invalid.

   12.2 The Seller acknowledges that the provisions of this Clause 12 are no more extensive than is reasonable to protect the Company.

   12.3 Nothing in this Clause 12 or in this agreement shall prevent:

        (a) the Seller or its Affiliates from purchasing shares in any company or any business which has an interest in the Field of Activity (the ownership of which would otherwise contravene sub-Clause 12.1) unless the turnover of such company or business in its last accounting year generated by its interest in the Field of Activity was the greater of 10 per cent of the aggregate turnover of such company or business and US$100 million. In the event that the Seller or any of its Affiliates within five years from Completion purchases any corporation or business which does have interests in the Field of Activity, the Seller or the relevant Affiliate are contractually obliged to offer for sale such interests to DuPont.

               If DuPont does not purchase such interests from the Seller (or its relevant Affiliate), the Seller (or the relevant Affiliate) shall, if DuPont shall fail to or does not accept the offer referred to above within such period to which it is entitled for such purpose, within 30 days of receipt, from DuPont of notice that DuPont does not intend to purchase such interests offer for sale such interests to the Purchaser on terms which are no less favourable by written notice ("OFFER NOTICE").

               If the Purchaser does not unconditionally purchase such interests from the Seller (or its relevant Affiliates) within a period of 18 months after the date of the Offer Notice, then the Seller (or the relevant Affiliate) shall be free to retain such interests with the consent of the Purchaser (such consent not to be unreasonably withheld or delayed). If such consent is reasonably withheld, then the Seller (or the relevant Affiliate) shall use its best endeavours to divest such interests within 12 months of such consent having been withheld; or

        (b) the Seller or its Affiliates from carrying on or being engaged or involved in:

               (i) any  business  it  currently   carries  on  (other  than  the
                   Business);

               (ii)any  business  which  only  supplies  other  members  of  the
                   Seller's Group; or

               (iii) any  business  after  such  time  as the  Purchaser  or its
                   Affiliates have ceased to carry on or be engaged or involved in such business other than by way of trade sale; or


     13 ANNOUNCEMENTS

        The parties agree that no party shall make or permit any member of the Seller's Group or the Purchaser's Group, as the case may be, to make any announcement concerning this agreement or any ancillary matter except as required by law or any competent regulatory body or with the prior written approval of the other party which will not be unreasonably withheld or delayed.


     14 DEFAULT INTEREST

        Subject as otherwise provided to the contrary in this agreement, if any sum due for payment under this agreement or in accordance with this agreement is not paid on the due date, the party in default shall pay Default Interest on that sum from the due date until the date of actual payment calculated on a day-to-day basis.


     15 NOTICES

   15.1 Any notice or other document to be served under this agreement shall be in writing and may be delivered by hand or by courier, sent by fax or by post to the party to be served at its address appearing in this agreement (and marked for the attention of the person whose name is referred to in sub-Clause 15.3 below) or at such other address (or marked for the attention of such other person) as it may have notified to the other party in accordance with this Clause 15. Any notice or other document sent by post shall be sent by registered post (if both posted and for delivery within the same jurisdiction) or by registered airmail (if posted for delivery outside the jurisdiction in which it is posted), in either case return receipt requested (or any substantially equivalent service).

   15.2 Any notice or document  delivered or sent in accordance  with sub-Clause
        15.1 shall be deemed to have been served:

        15.2.1 if delivered by hand or by courier, at the time of delivery; or

        15.2.2 if sent by fax, at the time of delivery if sent between 12.01 a.m. and 6.00 p.m. (local time at the destination) or on the Business Day after transmission, if sent at any other time;

        15.2.3 if posted, at 10.00 a.m. on the second Business Day after it was put into the post if posted for delivery within the same jurisdiction, or at 10.00 a.m. (local time at the destination) on the fifth Business Day after it was put in the post if sent by registered airmail.

   15.3 The person to whom notices or documents should be addressed for the purposes of sub-Clause 15.1 is:

        (a)    if to be served on TG or on Affiliates of TG:

               [               ]

               Fax:

               copy to the Company Secretary of Imperial Chemical Industries PLC of Imperial Chemical House, 9 Millbank, London, SW1P 3JF;

               Fax: (44) 171 798 5170

        (b) if to be served on Omicron or on Affiliates of Omicron:

               [             ]
               copy to the Company Secretary of Imperial Chemical Industries PLC of Imperial Chemical House, 9 Millbank, London SW1P 3JF;

               Fax: (44) 171 798 5170

        (c) if to be served on the Purchaser:

               General Counsel
               NL Industries, Inc.
               16825 North Chase Drive
               Suite 1200
               Houston, Texas USA TX 77060

               Fax: (1) 281 423 3333



   15.4 In proving service of a notice or document it shall be sufficient to prove that delivery was made by hand, courier or fax or that the envelope containing the notice or document was properly addressed and posted (either by registered post or by registered airmail, as the case may be, in accordance with the requirements of this Clause 15).


     16 GENERAL

   16.1 Each of the obligations, Warranties and undertakings set out in this agreement which is not fully performed at Completion will continue in force after Completion.

   16.2 Unless otherwise expressly stated all claims made and payments to be made under this agreement shall be made in US Dollars. Payments to the Seller shall be made in immediately available funds to the account of the Seller at such account as the Seller may notify to the Purchaser and to the Purchaser in immediately available funds to such account as the Purchaser may notify to the Seller. All payments and values under this agreement shall be in US Dollars and where an amount is not itself calculated in US Dollars, it shall be converted into US Dollars at the mid-market closing exchange rate for that currency in US Dollars as published in the London Edition of The Financial Times published two Business Days prior to the date on which the relevant payment is due or where no such rate is published, at the rate quoted by Citibank, N.A. at the close of business in London on that date.
        This sub-Clause shall not apply to Schedule 6.

   16.3 Save as otherwise provided to the contrary in this agreement, each payment to be made under this agreement shall be made in the currency in which the relevant amount is payable, free and clear of all deductions or withholdings of any kind, except for those required by law, and if any deduction or withholding must be made by law, an additional amount will be paid which is necessary to ensure that the recipient receives a net amount equal to the full amount which it would have received if the payment had been made without the deduction or withholding.

   16.4 None of the rights or obligations under this agreement may be assigned or transferred without the written consent of the other parties (the "NON-ASSIGNING PARTIES") other than an assignment of the rights (but not the obligations) to an Affiliate of the assigning party provided that:

        (a) such assignment shall only be permitted if the assignment has no adverse effect on the Non-assigning Parties;

        (b) if the Affiliate to which the rights have been assigned ceases to be an Affiliate of the assigning party, the rights which have been transferred shall be re-transferred to the party which originally assigned those rights or to another Affiliate of that original assigning party; and

        (c) it shall be a condition of any such assignment that reasonable notice is given in writing to the Non-assigning Parties of the proposal to assign (identifying the rights proposed to be assigned, the identity of the proposed assignee and such other details relating thereto as the Non-assigning Parties may reasonably require).

   16.5 Save as otherwise provided in this agreement, each party shall pay the costs and expenses incurred by it and its Affiliates in connection with the entering into and completion of this agreement.

   16.6 This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any party may enter into this agreement by executing a counterpart.

   16.7 No amendment, variation or waiver of this agreement or any provision of this agreement shall be effective unless it is in writing specifically referring to this agreement and duly executed by or on behalf of each party.

   16.8 Each party shall at their own expense at all times from the date of this agreement do all things as may be required to give effect to this agreement including, without limitation, the execution of all deeds and documents, procuring the convening of all meetings, the giving of all waivers and consents and the passing of all resolutions and otherwise exercising all powers and rights available to them.


     17 WHOLE AGREEMENT

   17.1 Subject to sub-Clause 17.2, below this agreement, the Framework Agreement and the Implementation Agreements (if and when executed) contain the whole agreement between the parties and their respective Affiliates relating to the transactions contemplated by this agreement and the Implementation Agreements and supersede all previous agreements between the parties and their respective Affiliates relating to such transactions.

   17.2 A provision in another agreement between the parties to this agreement or between the respective parent undertakings of the parties (and whether made before or after the date of this agreement) which refers to this agreement and which extends or supplements any provision in this agreement will be deemed for the purposes of sub-Clause 17.1 above to form part of the whole agreement between the parties as referred to in that sub-Clause.

   17.3 Each of the parties to this agreement acknowledges on its own behalf and on behalf of each of its Affiliates that, in agreeing to enter into this agreement and the Implementation Agreements, it has not relied on any representation, warranty, collateral contract or other assurance (except those set out in this agreement) and waives all rights and remedies which, but for this sub-Clause, might otherwise be available to it in respect of any such representation, warranty, collateral contract or other assurance, provided that nothing in this Clause shall limit or exclude any liability for fraud.


     18 GOVERNING LAW

        This agreement is governed by and shall be construed in accordance with English law.


     19 JURISDICTION

   19.1 The parties agree subject to sub-Clause 19.2 to submit to the exclusive jurisdiction of the courts of the State of Delaware for all purposes relating to this agreement.

   19.2 If the courts of the State of Delaware decline jurisdiction, the English courts shall have exclusive jurisdiction for all purposes relating to this agreement.

   19.3 In both sub-Clause 19.1 and 19.2, neither party shall take any action to avoid, dispute or suggest to such court that such jurisdiction is improper.

   19.4 The Seller appoints ICI American Holdings Inc of 3411 Silverside Road, Wilmington, Delaware 19850, USA as its authorised agent upon whom process may be served in any legal suit, action or proceeding arising out of or based upon this Agreement which may be instituted in the courts of the State of Delaware.

   19.5 If the English courts have jurisdiction, the Seller irrevocably appoints Imperial Chemical Industries PLC of Imperial Chemical House 9, Millbank, London SW1P 3JF as its agent for process in England and the Purchaser irrevocably appoints Herbert Smith (Ref 554) of Exchange House, Primrose Street, London, EC2A 2HS as its agent for process in England.

        AS WITNESS the hands of the duly authorised representatives of the parties on the date which first appears on page 1.

                                       SCHEDULE 1
                               PARTICULARS OF THE COMPANY



Date and Place of           27 July 1959; Quebec, Canada
Incorporation:

Registered Office:          1690 Route Marie-Victorin,
                            Tracy, Quebec, J3R 1M7
                            Canada

Authorised Share Capital:   an  unlimited   number  of  Common   Shares  and  an
                            unlimited number of Class A Special Shares both without nominal or par value which may be issued for an unlimited consideration


Shareholders and Issued     Tioxide Group Limited - 135,000 Common Shares
Share Capital:              ICI Omicron BV - 37,000 Class A Special Shares


Directors:                  Rene Lachance
                            Guy Gauthier
                            John A. Collingwood

Secretary:                  Rene Lachance

                                       SCHEDULE 2
                                       PROPERTIES
                                       (CLAUSE 1)
                                         PART I





NO.     ADDRESS                       ESTATE OR INTEREST             USE

1       Factory at 1690 and 1694      Freehold                  Titanium dioxide
        Marie-Victorin Boulevard,                               finishing plant
        Tracy, Quebec.

2       Land at Lot 708-102 of the    Freehold                  Site for
        Official Cadastre of the                                titanium
        Parish of Notre-Dame-de-la-                             dioxide plant
        Nativite-de-Becancour
        and Lot 879-10 of the
        Official Cadastre of the
        Parish of Saint-Edouard-
        de-Gentilly.

3       9999 Cavendish Boulevard,     Leasehold                 Former offices
        Ville St. Laurent.                                      now sub-let

4       350 Burnhamthorpe Road West,  Leasehold                 Offices
        Suite 210, Mississaga.



                                        PART II

        On Completion, the Seller shall deliver up to the Purchaser all title documentation (and other documentation disclosed to the Purchaser) in connection with the Properties.

                                       SCHEDULE 3
                                       WARRANTIES


                                       A. GENERAL



    A.1 CAPACITY AND CONDUCT OF BUSINESS

    (1) The Seller (and each of its Affiliates in respect of the Implementation Agreements to which they are parties) has the requisite power and authority to enter into and to (otherwise as provided in this agreement) perform this agreement and such Implementation Agreements.

    (2) The Seller (and each of its Affiliates, in respect of the Implementation Agreements to which they are parties) has obtained and satisfied all corporate, regulatory and other approvals, or any other conditions, necessary to execute and (otherwise as provided in this agreement) perform this agreement and the Implementation Agreements.

    (3) This agreement and the Implementation Agreements constitute (or when executed will constitute) valid and binding obligations of the Seller (and each of its Affiliates in respect of the Implementation Agreements to which they are parties) enforceable in accordance with their terms.

    (4) The execution and compliance with the terms of this agreement by the Seller and the Implementation Agreements by the Seller or its Affiliates (as appropriate) will:

               (a) not constitute a breach of any material contract to which the
                   Seller (or any of its Affiliates) is a party or by which it or they are bound or entitle any person to terminate or avoid any such agreement or contract;

               (b) be  in  compliance   with  the  Seller's  and  the  Company's
                   memorandum and articles of association or other constitutional documents (or those of any of its Affiliates);

               (c) not contravene:

                   (i)  any order, judgment or decree; or

                   (ii) any statute, rule or regulation; or

                   (ii) any other  restriction  of any kind by which the  Seller or any of its Affiliates or the Company is bound; or

               (b) not result in the loss or  impairment of or any default under any licence, authorisation or consent required by the Company for the purposes of its business.

    (5) All factual information contained in this agreement relating to the Company is true and accurate in all material respects.

    (6) There are no outstanding powers of attorney executed on behalf of the Company.


    A.2 THE COMPANY

    (1) The information relating to the Company contained in Schedule 1 is true and accurate.

    (2) Compliance has been made with all legal requirements in connection with the formation of the Company and all issues and grants of shares, debentures or other securities of the Company.


    A.3 OWNERSHIP OF THE SALE SHARES

    (1) The Seller is the sole legal and beneficial owner of the Sale Shares. The Sale Shares constitute the entire issued share capital of the Company.

    (2) The Seller is entitled to sell and procure the transfer of the full legal and beneficial ownership in the Sale Shares free from any encumbrance, equity or third party right of any kind or nature whatsoever, from any agreement or contract to grant the same and from any claim to any of the same.

    (3) The Sale Shares are fully paid up or credited as fully paid up and constitute the whole of the issued and allotted share capital owned by the Seller in the Company.

    (4) No agreement or contract has been entered into which requires or may require the Company to allot or issue any share or loan capital and the Company has not allotted or issued any securities which are convertible into share or loan capital and there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the Sale Shares.


    A.4 SUBSIDIARIES

    (1) The Company is not the holder or beneficial owner of (nor has agreed to acquire) any class of any shares or loan capital or other securities of any other corporation (whether incorporated in Canada or elsewhere).

    (2) The Company is not and has not agreed to become a member of any partnership or other unincorporated association, joint venture or consortium (other than recognised trade associations).

    (3) The  Company   does  not  have  any  place  of  business  or   permanent
        establishment   (as  that  expression  is  defined  in  double  taxation
        conventions) outside Canada.


    A.5 OWNERSHIP OF ASSETS

    (1) Except for those Assets that are leased (as described in the Disclosure Letter), the Company has full legal and beneficial title to all Assets (whether tangible or intangible) reflected in the Accounts (save for current assets and fixed assets worth less than US$100,000, both as defined for the purposes of the Accounts, disposed of by the Company in the Ordinary Course of its Business since the Accounting Date) and to all assets acquired by the Company since 28 February 1998.

    (2) None of the Assets is subject to any encumbrance (including, without limitation, any debenture, mortgage, charge, lien (other than any such lien arising by operation of law or by statute), deposit by way of security, bill of sale, option or right of pre-emption) except those that arise in the Ordinary Course of Business and do not have a material adverse effect on the Business. All significant items of Plant and Equipment have been regularly and adequately maintained where such maintenance is normally required and are in reasonable working order having regard to their age and use and taken as a whole are capable of operating the Business fully and effectively as conducted by the Company prior to Completion.

    (3) Save for fluctuations and variations in Stock due to normal business factors including, without limitation, production schedules and market demand (including seasonal factors affecting the same) the Stocks in aggregate comprise broadly the same mix of products as has been required and has been maintained at levels sufficient to meet the level of sales of the Business for the last four quarters. The Stock is owned by the Company free and clear of all liens, claims, charges and encumbrances other than any such liens arising by operation of law or by statute. The Stock is located at the Tracy Site and as disclosed in the Disclosure Letter.

    (4) The Company owns or has the right to use all the property rights and assets necessary for the Company to carry on fully and effectively the Business in the manner in and to the extent to which it is presently conducted.

    (5) The Business Data taking into account the time, purpose, nature and context in which it was prepared is in all material respects a bona fide and accurate record and in the Seller's opinion is collectively sufficient for the purposes of conducting the Company's business in the Ordinary Course of Business. The Business Data and the Company's information, and the means of access to them, are exclusively owned by it and under its direct control or are under its authority.

    (6) The Disclosure Letter contains details of the current insurance arrangements applicable to the Company. Those arrangements are in full force and effect, all premiums have been duly paid and, so far as the Seller is aware, nothing has been done or omitted to be done which would make any policy of insurance of the Company void or voidable. There is no claim outstanding under any such arrangement.


    A.6 COMPLIANCE WITH STATUTES

        The Company has complied with all applicable laws (including rules, regulations both having the force of law, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of national, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, claim, demand, or notice has been filed or commenced against the Company alleging any failure so to comply.


    A.7 LICENCES AND CONSENTS

        The Company has all Permits necessary to own and operate its Assets and to carry on the Business in the manner in which such business is now carried on. All such Permits are valid and subsisting and have been complied with in all material respects. The Company has paid all fees due under the same. A list of material Permits has been disclosed and identified in the Disclosure Letter and the list identifies those material Permits which allow for revocation on a change in controlling shareholder.


    A.8 LITIGATION

    (1) The Company is not engaged in any litigation or arbitration proceedings except as plaintiff for collection of debts in the Ordinary Course of Business which is likely to involve the Company claiming or paying sums in excess of US$100,000 or which otherwise will have a material effect on the operation of the Company and the Business and there are no such proceedings pending and no letter before action has been received by the Company and so far as the Seller is aware there are no facts likely to give rise to any such proceedings. The Seller has disclosed in the Disclosure Letter a list (which is complete and accurate in all material respects) which includes a description of each pending law suit, claim (including customer complaints), administrative proceedings, arbitration, labour dispute or governmental investigation or inspection to which the Company is a party or involves the operation of the Business or involves the Sale Shares and in each case which is likely to involve the Company claiming or paying sums in excess of US$100,000. The Seller has disclosed all material (individually or in the aggregate) product liability claims received by the Company or by the Seller during the last three years. There are no orders, decrees, judgments or agreements with any court or governmental authority to which the Company or the Seller (on behalf of the Company) is a party or by which the Company or the Seller or the Sale Shares are bound and which will have a material effect on the operation of the Company and its business.

    (2) No administrator, receiver or administrative receiver or any other equivalent officer has been appointed in respect of the Company or in respect of any parts of the assets or undertakings of the Company.

    (3) No petition has been presented, no order has been made, no resolution has been passed and no meeting has been convened for the winding-up of the Company or for an administration order to be made in relation to the Company nor has any such order been made.

    (4) No voluntary arrangement has been approved and no compromise or arrangement has been sanctioned in respect of the Company pursuant to any applicable bankruptcy or insolvency legislation.

    (5) The Company has not become unable to pay its debts.

    (6) No distress, distraint, charging order, garnishee order, execution or other process has been levied or applied for in respect of the whole or any part of any of the Property, Assets and/or undertaking of the Company.


    A.9 ENVIRONMENTAL MATTERS

    (1) Environmental Authorisations

               (a) The  Company  has   lawfully   obtained   all   Environmental
                   Authorisations and each such authorisation is in full force and effect and the Company has complied at all times with and can continue to comply in the future with all conditions of such authorisations.

               (b) No works or  costs  are or will be  necessary  to  obtain  or secure compliance with or maintain any existing Environmental Authorisations or their conditions or otherwise to comply with Environmental Laws.

               (c) The Company  has  received  no  communication  in any form in respect of any Environmental Authorisation varying, modifying in any material respect, revoking, suspending or cancelling the same or indicating an intention or threatening so to do and there are no facts or circumstances which the Seller knows or ought reasonably to know which will result in any Environmental Authorisation being so varied, modified, revoked, suspended or which may prejudice their renewal.

               (d) The Seller or the Company has taken all  necessary  action in connection with the renewal or extension of all Environmental Authorisations.

               (e) The  Company is not  engaged in and,  so far as the Seller is aware, there are no facts which make it likely or desirable that it should be engaged in any appeal in respect of any Environmental Authorisation or any conditions contained therein or any refusal of any Environmental Authorisation.

               (f) So far as the Seller is aware or ought to be aware,  there is no reason (other than reasons relating to the Purchaser or its Affiliates) to believe that those Environmental Authorisations which have been applied for but which have not yet been granted or are pending will not be granted within a reasonable period of time and on terms which are acceptable in order for the Company to continue its current business operations.

               (g) So far as the  Seller  is aware or  ought  to be  aware,  the execution and/or performance of this agreement and all other documents which are to be executed at Completion will not result in any Environmental Authorisations being varied, modified, revoked, suspended, cancelled or not renewed, other than for reasons relating to the Purchaser or its Affiliates.

    (2) Compliance with Environmental Laws

               (a) The Company is in compliance with  Environmental Laws and the state and use of the Property have been at all times in conformity with Environmental Laws.

               (b) The Company has not  received any  communication  in any form from any competent authority requiring the taking of remedial or other steps in relation to the pollution or protection of the Environment or the state or use of the Property. So far as the Seller is aware there are no circumstances which might give rise to such communications being received and the Seller is not aware of any intention on the part of any such authority to give such notice.

               (c) No proceedings or other action, claim or investigation are or have been in existence or are so far as the Seller is aware pending or threatened against the Company arising from or in relation to any Environmental Authorisations or otherwise concerning Environmental Laws.

    (3) Liability

               (a) The Company or the Seller,  in relation to the Business,  has not received any notice or intimation of any complaint or claim from any person in respect of any matter concerning the Environment.

               (b) The Company or the Seller,  in relation to the Business,  are not and have not been engaged in any action, litigation, arbitration or dispute resolution proceedings relating to or concerning any actual or potential liability under Environmental Laws and the Seller is not aware of any such matters pending or being threatened or of any circumstances or facts likely to give rise to any such matters.

               (c) The Company or the Seller,  in relation to the Business,  are not and have not been subject to any injunction or similar remedy or order by a court of competent jurisdiction, or to any undertakings given to such court in respect of any matters relating to or concerning the Environment.

    (4) As far as the Seller is aware, there has not been in relation to the Business in the last three years any adverse report, complaint or investigation under an Act Respecting Industrial Accidents and Occupational Diseases (Quebec) or an Act Respecting Labour Standards (Quebec) or any prosecution, formal caution or warning for any violation of any applicable laws or regulations.



   A.10 DATA ROOM DOCUMENTS

        (1) Save as disclosed in Schedule 7 of the Disclosure Letter, so far as the Seller is aware, each licence, permit, contract, list and report set out in Annex 6 and disclosed in the Data Room, and identified on Annex 6 by reference to the reference number set out in the Data Room Index annexed to the Disclosure Letter:

               (a) other than where redacted, is a true copy of the original;

               (b) is the latest version thereof;

               (c) is complete; and

               (d) has not  been  altered,  amended  or  varied  since  the date thereon.

        (2) To the extent that any note, summary or response to questions of or in respect of the documents set out in Annex 6 referred to in sub-Paragraph A.10(1) contains any expression of opinion of the ICI Group (not including the opinion of third parties), such opinion reflects the current reasonably held opinion of its author given in good faith taking into account the respective author's knowledge and understanding.


                                      B. ACCOUNTS



    (1) Accounts

               (a) The Accounts (true and complete  copies of which are enclosed with the Disclosure Letter):

                   (i)have  been  prepared  in  accordance  with the  historical cost convention and with the Accounting Standards;

                   (ii) have been  prepared  on bases and  principles  which are consistent with those used in the preparation of the audited statutory accounts of the Company for the three financial years immediately preceding that which ended on the Accounting Date; and

                   (iii)show a true and fair view of the state of affairs of the
                      Company as at the Accounting Date and of the results of the Company for the financial year ended on that date;

               (b) Without  prejudice to the  generality of paragraph (a) above, the Accounts make:

                   (i)adequate provisions or reserve (or note in accordance with good accountancy practice) for all actual liabilities and capital commitments of the Company;

                   (ii) proper  provision or reserve (or note in accordance with good accountancy practice) for all known contingent liabilities including unquantified or disputed liabilities;

                   (iii)provision  or reserve  reasonably  regarded  as adequate for bad and doubtful debts; and

                   (iv) provision or reserve for taxation  liable to be assessed on the Company or for which it may be accountable in respect of the period ended at the Accounting Date.

               (c) True and  complete  copies of the Accounts and of the audited accounts for each financial year of the Company preceding that which ended on the Accounting Date have been laid before the Company in general meeting and the auditors' reports thereon were unqualified.

               (d) The  Accounts   are  not   affected  by  any   extraordinary,
                   exceptional or non-recurring items.

               (e) The   profits  or  losses  of  the   Company  for  the  three
                   consecutive financial years ended on the Accounting Date as shown by the Accounts (and by the audited accounts of the Company for previous periods delivered to the Purchaser) and the trend of profits or losses thereby shown have not (except as therein disclosed) been affected by inconsistencies of accounting treatment, by the inclusion of non-recurring items of income or expenditure, by transactions entered into otherwise than on normal commercial terms or by any other factors rendering such profits or losses for all or any of such periods exceptionally high or low.

               (f) Since the Accounting Date:

                   (i)there have been no material  change in any  accounting  or stock valuation method used by the Company;

                   (ii) there have been no write downs or similar  reductions to the book value of any of the Assets of the Company; and

                   (iii)there  have  been no  upward  revaluations  of  existing
                      Stocks.

    (2) Canadian Financial Information

               (a) The Canadian Financial  Information has been derived from the books of the Company, which books have been regularly and consistently kept and maintained using ICI's normal accounting policies and practices as set out or referred to in the ICI's Controller's Manuals (and the policies contained in these Manuals are in accordance with UK GAAP) as applied by the relevant business on a consistent basis in accordance with UK GAAP and, on such basis, represents the Assets and liabilities of the Business as at 28 February 1998.

               (b) The Canadian  Financial  Information  fairly  represents  the matters presented therein.

               (c) Since 28 February 1998 there has been:

                   (i)no material  change in accounting  or inventory  valuation methods used by the Company in connection with the Assets;

                   (ii) no upward re-valuations of existing Stocks; and

                   (iii)no material  adverse change in the Business or financial condition of the Company which for this purpose shall not include the inherently cyclical nature of the titanium dioxide industry or economic conditions generally.

    (3) Since [date of Framework Agreement] 1998:

               (i) the Company has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

               (ii) the Company has not entered  into any  agreement,  contract, lease, or licence (or series of related agreements, contracts, leases and licences) either involving more than US$1,000,000 within a 12 month period or outside the Ordinary Course of Business;

               (iii)no party  (including  any of the Company's  Affiliates)  has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or licence (or series of related agreements, contracts, leases, and licences) involving more than US$250,000 within a 12 month period to which the Company is a party or is bound;

               (iv) the Company has not imposed or  permitted  another to impose any encumbrance upon any of its assets, tangible or intangible other than those arising by operation of law or statutes;

               (v) the Company has not made any capital expenditure (or series of related capital expenditures) either involving more than US$250,000 or outside the Ordinary Course of Business;

               (vi) the Company has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other person (or series of related capital investments, loans and acquisitions) either involving more than US$250,000 or outside the Ordinary Course of Business;

               (vii)other than to Affiliates of the Seller,  the Company has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalised lease obligation either involving more than US$250,000 singly or US$2,500,000 in the aggregate;

               (viii) the Company has not  delayed or  postponed  the payment of accounts payable and other liabilities other than in the Ordinary Course of Business;

               (ix) the  Company  has not  cancelled,  compromised,  waived,  or released any right or claim (or series of related rights and claims) either involving more than US$250,000;

               (x) the Company has not granted any licence or sublicence of any rights under or with respect to any Intellectual Property;

               (xi) there  has  been  no  change  made  or   authorised  in  the
                    constitutional documents of the Company;

               (xii)the Company has not issued,  sold, or otherwise  disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

               (xiii) the  Company  has not  declared,  set  aside,  or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

               (xiv)the Company has not experienced any damage,  destruction, or loss (whether or not covered by insurance) to its property involving sums in excess of US$250,000;

               (xv) the Company  has not made or pledged to make any  charitable contribution outside the Ordinary Course of Business;

               (xvi) the Company has not committed to any of the foregoing.


                            C. ANTI-COMPETITIVE ARRANGEMENTS

    (1) The carrying on of the Business by the Company does not require any agreement, arrangement, concerted practice or course of conduct which is material to the Business and which:

               (a) is  subject  to   registration   under  the  Competition  Act
                   (Canada) but is not so registered;

               (b) is an offence or a  reviewable  matter  within the meaning of
                   Parts VI and VIII, respectively, of the Competition Act (Canada).

    (2) The Company or the Seller, in relation to the Business, have not received in the last three years any process, notice or communication, formal or informal, from the Director of Investigation and Research appointed under the Competition Act (Canada) or any anti-trust regulatory authority, relating to any aspect of the Business, which alleges any illegal practices in relation to the Business and so far as the Seller is aware no such process, notice or communication is likely to be received.

                                 D. MATERIAL CONTRACTS



    (1) Particulars of all Material Contracts are annexed to the Disclosure Letter.

    (2) The Company is not in breach of, or default under, any of the Material Contracts or any other Contracts the consequence of which would or may have a material adverse effect on the Company and, so far as the Seller is aware, no state of facts exists or event has occurred, is pending or is threatened which after the giving of notice or the lapse of time would or may constitute or result in a breach or a default by the Seller or by the Company or any other person, firm, corporation or entity of or in relation to any contract the consequences of which would have a material effect on the operation of the Business. All Material Contracts are legal, valid and binding obligations of the Company and are enforceable in accordance with their terms.


                                      E. EMPLOYEES



    (1) Particulars of the material terms of employment of all Employees and officers of the Company are annexed to the Disclosure Letter and such particulars are true, complete and accurate.

    (2) No Employee has given to the Company and the Company has not received from any Employee, nor has the Company given to any Employee, notice of termination of any such Employee's employment.

    (3) Standard form consultancy agreements, agency or self-employed or contracted labour agreements or contracts where sums in excess of US$75,000 per annum are paid or are payable by the Company have been disclosed in the Disclosure Letter.

    (4) So far as the Seller is aware, there is no material industrial action by the Employees pending or threatened in relation to the Business nor has there been within the last 12 months.

    (5) Particulars of all loans made by the Company to Employees and which shall remain outstanding at Completion, together with sums owed by the Company to any Employee (other than remuneration and other contractual or customary benefits), are disclosed in the Disclosure Letter.

    (6) No Employee of Grade 37 or above previously employed by the Company has a right to return to work or any right to be reinstated or re-engaged by the Company, whether under statute or otherwise.

    (7) No Employees previously employed by the Company have a right to return to work or any right to be reinstated or re-engaged by the Company, whether under statute or otherwise.

    (8) In relation to the Employees, there are no existing nor, so far as the Seller is aware, threatened arbitration procedures arising out of or under any union recognition or works council agreement covering the Employees nor, so far as the Seller is aware, does any basis therefore exist nor has the Seller or the Company received any request for recognition or representation by any trade union not currently recognised on the Tracy Site.

    (9) The Company has complied in all material respects with all statutes, regulations, orders and codes of conduct relating to employment and relations with Employees and trade unions and has maintained records required by law regarding the service of each of its Employees.

   (10) The Disclosure Letter contains a list of Employees at the Tracy Site together with a list of Employees below Grade 37 and a list of Employees above Grade 37. The Disclosure Letter also contains a list of Employees of the Company who are employed at locations other than at the Tracy Site.

   (11) So far as the Seller is aware here are no material complaints, disputes or grievances pending or threatened against the Company of any nature in relation to its Employees or former Employees.

   (12) All of the Employees are employed by the Company.

   (13) The Company has discharged such obligations to Employees in respect of salaries, wages, commissions, bonuses, overtime pay and holidays as have accrued and become payable to Employees in accordance with the Company's normal policies, including the normal timing of such payments, as at the date hereof.

        For the purposes of this Part E, "GRADE 37" refers to a particular grade of employee, as determined by the Company, using the Hay-MSL evaluation system.


                                      F. PENSIONS

        In this Part F, "SCHEME DOCUMENTS" means the documents relating to the Canadian Schemes identified in the Disclosure Letter.

    (1) Except pursuant to the Canadian Schemes, the Company has not paid, provided or contributed towards, and is not under any obligation
        (whether or not legally enforceable) to pay, provide or contribute towards any relevant benefit payable on death or retirement for or in respect of any present or past officer or Employee (or any spouse, child or dependant of any of them) of the Company.

    (2) The Scheme Documents comprise all the documents governing the Canadian Schemes including financial statements for the preceding period of three years, all explanatory booklets and announcements to the Employees describing the terms of the Canadian Schemes (other than routine benefit statements) of current effect and full particulars of any enhancement of benefit and contributions payable to the Canadian Schemes and there is no obligation to provide or continue to provide benefits in respect of Employees or former Employees of the Company under the Canadian Schemes other than as revealed in the Scheme Documents.

    (3) The Canadian Schemes have been registered as required under applicable legislation.

    (4) The Canadian Schemes have at all times complied with the provisions of all relevant statutes, regulations and requirements and have been administered in accordance with the trusts, powers and provisions of the Canadian Schemes and with due regard to the general requirements of trust law and the advisers to the Canadian Schemes have not had and do not have any cause to report any matter.

    (5) The Company has complied in all material respects with its obligations under the Canadian Schemes and all amounts due to be paid to the Canadian Schemes by it and its Employees have been paid.

    (6) There are no claims or actions in progress, pending or threatened (other than routine claims for benefits) against the trustees of the Canadian Schemes or the Company about benefits payable under the Canadian Schemes in respect of Employees or former Employees of the Company.

    (7) All information of a factual nature made available to the Purchaser or its advisers in connection with the Canadian Schemes is true and accurate in all material respects and there is no omission therefrom.

    (8) No proposal has been announced to alter or discontinue the Canadian Schemes nor has any proposal which is legally enforceable been announced to establish any retirement, death or disability agreement or arrangement of the nature referred to in paragraph (1) above in respect of Employees which proposal remains outstanding and has not been implemented.

    (9) There is no amount which is due to the trustees of the Canadian Schemes.


                                     G. PROPERTIES

    (1) The Property constitutes all of the freehold or leasehold or other immovable property currently owned by the Company or in which the Company has an ownership interest.

    (2) The particulars of the Property shown in Schedule 2 are true, complete and correct. The use of the Property for the purpose stated in Schedule 2 corresponds to the use to which it is in fact put or (where the Property is not presently in use) to the use to which it was last in fact put.

    (3) The Company has a good and marketable title to the Property for the estate or interest stated in Schedule 2, free from any defects, and has in its possession, or under its control, all duly stamped deeds and documents which are necessary to prove title to the Property, and such title has already been fully deduced to the Purchasers.

    (4) The Company does not require the use and is not in occupation of or entitled to any estate or interest in any land or premises other than the Property. The Company is in exclusive occupation of the whole of the Property and on Completion shall be in exclusive occupation of the whole of the Property.

    (5) The Property is not affected by any of the following matters:

               (a) any    servitude,    easement,     reservation,     covenant,
                   restriction,   agreement,   licence,   franchise,   hypothec,
                   mortgage, charge, encumbrance, or third party right;

               (b) any notice, order, proposal, dispute or complaint relating to it or its present use under any legislation, agreement, covenant, condition, licence or consent; or

               (c) outgoings (other than uniform  business rates,  water charges and other standard payments to the relevant water company including, without limitation, insurance premiums and other usual business expenses), whether of a periodically recurring nature or otherwise and whether payable by the owner or occupier of the relevant property.

    (6) All obligations, restrictions, conditions and covenants (including any imposed by or pursuant to any lease but excluding any referred to in paragraph A.9 above) affecting the Property have been observed and performed so far as the Seller is aware and there are no subsisting allegations of a breach of any thereof relating to the Property or its present use under any legislation, agreement, covenant, condition, licence or consent other than those referred to in paragraph A.9 above or so far as the Seller is aware any circumstance which might give rise to such a breach.

    (7) The Property is in a good and substantial state of repair and condition and fit for the purposes for which they are presently used and the Company has not used in the Property any substances not in conformity with relevant standards or codes of practice or which are generally known to be deleterious to health and safety and there are no uncompleted works of any description at the Property other than routine maintenance.

    (8) There are no subsisting allegations that the use of the Property for the purpose stated in Schedule 2 is not the permitted use under the provisions of all relevant legislation.

    (9) The Company has no liabilities or contingent liabilities (but excluding any matters referred to in paragraph A.9 above) in respect of any properties (other than the Property) (or any interest therein) whether by privity of contract or by way of guarantee or surety or otherwise.

   (10) The Property has the benefit of all rights, servitudes, easements and consents required for the occupation and operation of the Property for their present use and any plant, machinery and processes thereat and such rights, servitudes, easements and consents are enjoyed on terms which do not permit them to be determined by any third party or by effluxion of time.

   (11) There are no outstanding liabilities to make payments in respect of rates, water charges, or any other charges payable in respect of the Property to any governmental, state, municipal or other similar authority.


                                H. INTELLECTUAL PROPERTY

    (1) The rights licensed to the Company pursuant to the Canadian Technology Agreements in combination with all rights owned by the Company in Intellectual Property constitutes all the Intellectual Property necessary for the conduct of the Business by the Company as now conducted.

    (2) The Seller does not have actual notice of infringement by others or of attacks on the validity or enforceability of or on the Company's title to any Material Intellectual Property used in the Business. The Disclosure Letter identifies all patents, patent applications, registrations and applications for registration of Intellectual Property, all Material unregistered trademarks, service marks, trade names and copyrights owned by the Company. "MATERIAL" in this Warranty H(2) means Intellectual Property the absence of which would have a significant negative impact on either (a) the revenue attributable to or derived from the Intellectual Property or (b) otherwise on the conduct of the Company's business. The Disclosure Letter also identifies the status of the relevant patents and, so far as the Seller is aware, whether or not such patents are currently being opposed.

    (3) The Disclosure Letter identifies all information technology used by the Company which is defined in the Disclosure Letter as being "MATERIAL INFORMATION TECHNOLOGY".

    (4) The Seller does not have actual knowledge and has not received written notification that the activities of the Business infringe the
        Intellectual Property of any third party (the Seller having no obligation to conduct investigations in relation to any such potential infringement).

    (5) So far as the Seller is aware or ought to be aware, all Material agreements relating to Intellectual Property and Technical Information to which the Seller is a party and which relate to the Business are listed in the Disclosure Letter. "MATERIAL" in this Warranty H(5) means agreements relating to Intellectual Property the absence of which would have a significant negative impact on either (a) the revenue attributable to or derived from the Intellectual Property or (b) otherwise on the conduct of the Company's business.

    (6) All Intellectual Property material to the conduct of the Business immediately prior to Completion will be owned or available for use by the Company immediately after Completion. For the purposes of this Warranty H(5), Material has the same meaning as in Warranty H(2).


                                       I. BROKERS

        Neither the Seller nor the Company has employed any investment banker, broker or finder or incurred any liability for any brokerage fees, commissions, finders fees or similar payments in connection with the transactions contemplated by this agreement for which the Purchaser, the Purchaser's Affiliates or the Company may be liable.

                                      J. TAXATION

    (1) Tax Returns, disputes, records and claims etc.

               (a) The Company has made all proper  returns  required to be made for any Taxation purpose and has supplied or caused to be supplied all information required by law to be supplied to any revenue authority.

               (b) There is no dispute or  disagreement  (not including  routine queries relating to the Taxation returns of the Company) outstanding at the date of this Agreement with any revenue authority regarding the proper method of computing the profits of the Company (or any part of it) for Taxation purposes or the proper treatment of sales and goods and services tax of any supplies of goods or services made (or treated as made) by the Company or in respect of any other Taxation matter and there are no circumstances of which the Seller is aware which make it likely that any such dispute or disagreement will commence. Without prejudice to the generality of the foregoing, there is no current investigation being undertaken by any Taxation authority and, so far as the Seller is aware, there are no existing circumstances which make it likely, in the event of such an investigation taking place, that a liability will arise.

               (c) The amount of Taxation  chargeable on the Company  during any accounting  period  ending  on or  within  six  years  before
                   Completion has not to any material extent depended on any concession, agreement, dispensation or other formal arrangement with any revenue authority in circumstances where either:

                   (i) the   availability  of  any  such   arrangement  will  be
                       prejudiced as a result of the change of control of the Company resulting from this agreement; or

                   (ii)the  Company has not acted in  accordance  with the terms of the arrangement in question.

               (d) The Company has made all  Taxation  claims,  disclaimers  and elections and taken all other action the making or doing of which was assumed to have been made for the purpose of the Taxation provisions in the Accounts.

    (2) Duties etc.

        All customs duties and sales and goods and services taxes payable to any revenue authority upon the importation of any of the Company's assets and all excise duties payable to any revenue authority in respect of any of these assets have been paid in full, and none of these assets is liable to confiscation or forfeiture (whether by virtue of non-payment or underpayment of any Taxation or duty or by virtue of non-compliance with any legislation or regulation relating to any Taxation or duty or otherwise howsoever).

    (3) Stamp Duty

        All documents which are in the possession or control of the Company and which are subject to stamp duty or similar duty and which confer any right upon the Company have been duly stamped and all stamp duty or similar duty properly paid thereon. The Company has never incurred any liability to stamp duty reserve tax.

    (4) Contracts

        No contracts to which the Company is a party and no obligation to any present or former director, employee or officer involve any future liabilities of a revenue nature which when incurred will not be deductible in computing profits for corporation tax purposes otherwise than as a result of any future changes in the law or as a result of any voluntary act after Completion of the Purchaser or of the Company outside the Ordinary Course of Business of the Company.

    (5) Distributions and payments

        The Company has deducted and properly operated and accounted to the appropriate revenue authority for all amounts which it has been obliged to deduct in respect of Taxation.

    (6) Employee benefits

               (a) The Company has made all required deductions and withholdings from all payments made, or treated as made, to its directors, Employees or officers or former directors, Employees or officers or any person required to be treated as such, and accounting to the taxation authorities for all Taxation so deducted and for all Taxation chargeable on the Company on benefits provided for its directors, Employees or officers, or former directors, Employees or officers.

               (b) The  Disclosure  Letter  contains  full  details of all share incentive schemes, profit sharing schemes and profit related pay schemes established by the Company.

    (7) Residence and offshore interests

               (a) The  Company is and has at all times been  resident in Canada for the purposes of all Taxation Statutes and has not at any time been resident outside Canada for the purposes of any Taxation Statute or any double taxation arrangements.

               (b) The Company has not at any time had a branch  outside  Canada or any permanent establishment (as that expression is defined in any applicable double taxation treaties) outside Canada and the Company has no existing entitlement to receive royalties, (or any sum treated as royalties for any Taxation purposes) which are paid subject to deduction of Tax in a jurisdiction outside Canada.


                                K. MILLENNIUM COMPLIANCE


    (1) For the purposes of this agreement "MILLENNIUM COMPLIANT" means that the Computer Systems are capable of the following functions before, during and/or after 1 January 2000:-

               (a) handling date information involving all and any dates before, during and/or after 1 January 2000 including accepting date input, providing date output and performing date calculations in whole or part;

               (b) operating  accurately without  interruption on and in respect of any and all dates before, during and/or after 1 January 2000 and without any change in performance;

               (c) responding  to and  processing  two digit year input  without creating any ambiguity as to the century; and

               (d) storing and providing date input information without creating any ambiguity as to the century.

    (2) The Disclosure Letter contains material details of the measures that have been implemented within the Business to determine the extent to which its Computer Systems are not Millennium Compliant, and material details of any programme undertaken by the Business with a view to its Computer Systems achieving Millennium Compliance (or so close to Millennium Compliance as is practicable).

                              L. INTRA-GROUP ARRANGEMENTS


    (1) There is no indebtedness or liability (actual or contingent) nor any security owed by the Company to any member of the Seller's Group or ICI's Group (as constituted following Completion) other than arising in the Ordinary Course of Business and as conducted on arm's length terms.

    (2) There is no agreement or contract to which the Company is a party and to which any member of the Seller's Group (as constituted following
        Completion) is a party or in which any such member is otherwise interested in any way whatsoever which shall continue beyond the Completion Date.



                                       M. DEBTORS


    (1) The Company has not made, or entered into any contract or agreement to make any loan to, or other arrangement with, any person as a result of which it is or may be owed any money other than trade debts incurred in the Ordinary Course of Business and cash at bank.

    (2) The Company is not entitled to the benefit of any debt otherwise than as the original creditor and has not factored or discounted any debt or agreed to do so.

    (3) All of the debts which will be reflected in the Final Completion Statement as owing to the Company (apart from bad and doubtful debts to the extent to which they have been provided for in the Final Completion Statement (as defined in Schedule 6)) will realise their full value as included in the Final Completion Statement within the payment terms agreed with the respective creditors.


                             N. OTHER OPERATIONS AND ASSETS

    (1) During the 8 years prior to the date hereof, neither the Company, nor any of its downstream Affiliates nor any entity to which the Company has succeeded through merger or by operation of law, has engaged, directly or through downstream Affiliates or agents or in partnership, in a business other than the manufacture, import, export, sale and distribution of titanium pigments, co-products and related products.

    (2) The Seller has disclosed to the Purchaser details of all real property owned, leased or occupied by the Company or any of its downstream Affiliates or any entity to which the Company has succeeded through merger or by operation of law at any time during the 8 years prior to the date hereof.

    (3) The Seller has disclosed to the Purchaser all off-site disposal locations of Hazardous Materials owned by the Company, its downstream Affiliates and any entity to which the Company has succeeded through merger or by operation of law during the 8 years prior to the date hereof.

    (4) Neither the Company, nor any of its downstream Affiliates nor any entity to which the Company has succeeded through merger or by operation of law has owned or controlled a business for whose liabilities any of them could be responsible the business records of which have not been made available in the Data Room.

                                       SCHEDULE 4
                               IMPLEMENTATION AGREEMENTS



      1 Deed of Indemnity.

                                       SCHEDULE 5
                                      ENVIRONMENT


      1 INTERPRETATION

        For the purposes of this Schedule, words and expressions defined in the Share Sale Agreement to which this Schedule is attached shall have the same respective meanings in this Schedule and, in addition, the following terms shall have the following respective meanings:

        "COMMERCIALLY REASONABLE EXPENSES" are those costs and expenses which a reasonable person acting in a commercially prudent manner, taking into account (but without imposing an absolute requirement) the need to minimise his expenditure, would expend, in the case of any obligation to carry out the remediation of Environmental Contamination pursuant to Environmental Laws, to meet that obligation. For the avoidance of doubt, Commercially Reasonable Expenses shall not include any costs or expenses to the extent that they are incurred as a result of the adoption or imposition of standards of clean-up materially more stringent than those which are provided for under Environmental Laws;

        "CONTROLLED WATERS" means waters including any ground or surface waters;

        "COUNTER INDEMNITY" means the indemnity defined in sub-paragraph 3.1 of this Schedule;

        "ENVIRONMENT" means air, Controlled Waters, land (whether on, in or below such land, excluding any buildings or other permanent structures on, in or below the land) but including the surface of any river bed, the surface of any sea bed or any other land covered by water, and flora and fauna and all other natural resources;

        "ENVIRONMENTAL CONTAMINATION" means any discharge, transport, emission, release, leakage, spillage, escape or disposal of Hazardous Material at or from the Site(s) onto or into any part of the Environment;

        "ENVIRONMENTAL LAWS" means any and all legislation (whether civil, criminal or administrative), statutes, treaty, statutory instrument, directive, bylaw or judgment, regulations, ordinances, notices, orders, government circulars, codes of practice, policy and guidance notes or decisions of any competent regulatory body or common law relating to pollution or protection of the Environment or harm to human health arising from Environmental Contamination, which as at Completion are in effect and legally capable of enforcement by legal process in the country in which the Site(s) are situated;

        "ENVIRONMENTAL LIABILITIES" means all claims, costs, damages, expenses (including reasonable professional fees incurred), losses, liabilities (including without limitation liability to third parties), fines or penalties suffered or incurred by the Company, the Purchaser or its Affiliates (or the Seller or its Affiliates in the case of the Counter Indemnity) in relation to the Company (excluding in the case of the Indemnity but not the Counter Indemnity the LPC Interests and LPC) as a direct consequence of or in connection with any Environmental Proceeding;

        BUT EXCLUDING any claims, costs, damages, expenses, losses, liabilities:

               (i) in  respect  of capital  expenditure  on plant and  equipment other than capital to carry out remediation of Environmental Contamination pursuant to Environmental Laws;

               (ii)in respect of loss of anticipated  profits,  loss of revenue, or any other loss in respect of business interruption other than such reasonably foreseeable losses of third parties who have themselves directly suffered the relevant Environmental Contamination or whose use of the Environment has been adversely and directly affected by the relevant Environmental Contamination;

               (iii)  where   applicable   to  the  extent  that  they  are  not
                   Commercially Reasonable Expenses;

        "ENVIRONMENTAL PROCEEDING" means in relation to the Company:

               (i) subject  to (ii)  and  (iii)  below,  any one or more  writs,
                   interim  or  final   judicial  or   administrative   decrees,
                   judgments, injunctions, orders, or notices:

                   (a)under which the Company,  the Purchaser or its  Affiliates
                      (or the Seller or its Affiliates in the case of the Counter Indemnity) are obliged by Environmental Laws or legal process pursuant to Environmental Laws to undertake or pay the cost of remediation or with which the aforesaid parties are otherwise obliged to comply; or

                   (b)in  respect  of any  violation  or  alleged  violation  of
                      Environmental Laws; or

                   (c)in respect of:

                      (01)    any personal injury to any third party; or

                      (02)    damage to any property of any third party,

                      both pursuant to Environmental Laws;

                      Provided that in the case of the Indemnity only:

                       * the reference to the Company shall exclude the LPC Interests and LPC; and

                       * in paragraphs (i) (c) (01) and (02), the reference to a "THIRD PARTY" shall not include any employee, contractor or agent of the Company, the Purchaser or its Affiliates, except when:

                       -  the  personal   injury  other  than   asbestos-related
                          personal  injury  (in the  case of  paragraph  (i) (c)
                          (01)); and/or

                       -  the damage to property (in the case of (i) (c) (02)),

                          occurs after Completion and the Purchaser did not know or reasonably ought not to have known of the circumstances which gave rise to that personal injury, or as the case may be, that damage; and

               (ii)any  agreement  between the Seller and  Purchaser  (or in the event of disagreement any determination by the Experts) that it is Reasonably Necessary to undertake remediation of Environmental Contamination, which would (but for the fact that an environmental authority is unaware of it) be more likely than not to result in an environmental authority bringing an Environmental Proceeding under (i)(a) in the definition of Environmental Proceeding and which would result in Environmental Liabilities;

               (iii) notwithstanding  sub-paragraph 4.1 hereafter, any agreement by the Purchaser or its Affiliates with an environmental authority that the Purchaser or its Affiliates will undertake remediation of Environmental Contamination if such remediation is required by such environmental authority as a condition to the granting, surrender or variation of an Environmental Authorisation relating to the Site, provided that:

                   (a)the grant,  surrender or  variation  of the  Environmental
                      Authorisation arises out of the conduct of the Business by the Purchaser or its Affiliates; and

                   (b)the subject matter of the agreement with the environmental authority shall relate to the Site Provided that if the subject matter of the agreement does not relate to the Site, the Purchaser shall have taken all such steps as may be reasonable to contest the relevant environmental authorities linkage of the subject matter of the agreement to the Site; and

                   (c)the  remediation  is not required  because of any proposed change of use of the Site from the Business of the Company; and

                   (d)save in respect of  sub-paragraph  4.1.2  relating  to any
                      Site or part thereof, the remediation is not required because of any proposed closure of all or part of the Site, other than in relation to:

                      (I) any  material  change of process  within the  existing plant and/or buildings on such Site; or

                      (II)any material  change to or development of the business and/or operations carried on at the Site which does not result in such Site (or any part) ceasing to be used for general industrial/manufacturing of a type materially similar to the existing Site operation; and

                   (e)the  Purchaser  or  its   Affiliates  has  to  the  extent
                      practicable consulted in good faith with the Seller on the agreement or arrangements with the environmental authority.

        "HAZARDOUS MATERIAL" means hazardous, poisonous, dangerous, noxious or toxic substances, pollutants or wastes including (to the extent they are hazardous, poisonous, dangerous, noxious or toxic) pesticides, contaminants, petroleum products, asbestos, polychlorinated biphenyls and radiation;

        "INDEMNITY" means the indemnities contained in paragraph 2 below;

        "REASONABLY NECESSARY" means reasonably necessary to avoid or avert or mitigate the development of substantial adverse and material pollution of the Environment or harm to human health which will arise within a period of six months; and

        "SITES(S)" means the Properties.


      2 INDEMNITY

    2.1 Subject to the provisions of this agreement, the Seller undertakes to the Purchaser (for the benefit of the Company, the Purchaser and each of its Affiliates) that it will indemnify and hold harmless the Company, the Purchaser and each of the Purchaser's Affiliates against:

        2.1.1 all Environmental Liabilities arising at or from the Site(s), to the extent that such Environmental Liabilities are a result of Environmental Contamination occurring on or before Completion; and

        2.1.2 save in respect of the LPC Interests and LPC, all costs, damages, expenses, losses, fines or penalties suffered or incurred by the Company or the Purchaser or its Affiliates as a result of any prosecutions commenced or proceedings taken, or notices served or other formal enforcement action between [DATE OF SIGNATURE OF FRAMEWORK AGREEMENT] 1998 and Completion by any competent regulatory body in connection with the Environment or health and safety as a result of any breaches of any Environmental Laws related to the operation of those Sites which are owned, occupied or used by the Company at [DATE OF SIGNATURE OF FRAMEWORK AGREEMENT] 1998. "DAMAGES" in this paragraph 2.1.2 includes any capital expenditure reasonably required to remedy such breaches; and

    2.2 notwithstanding sub-paragraphs 2.1 above and 4.1 below, neither the Seller nor any of its Affiliates shall be liable under the Indemnity or otherwise to the extent that such liability arises from or is attributable to the failure of the Purchaser to comply or procure the Company's compliance with the provisions of paragraphs 4.2, 6.1, 6.2, 7, 8, 9, 10, 12 and 14 of this Schedule.


      3 THE COUNTER INDEMNITY

    3.1 The Purchaser undertakes to the Seller (for the benefit of the Seller and each of its Affiliates) that, subject to the provisions of this agreement, it will indemnify and hold harmless (the "COUNTER Indemnity") the Seller and each of its Affiliates against all Environmental Liabilities arising at or from the Site(s) to the extent that such Environmental Liabilities are as a result of Environmental Contamination after Completion.

    3.2 Notwithstanding sub-paragraph 3.1 above, the Purchaser and its Affiliates shall not be liable to the Seller under the Counter Indemnity or otherwise to the extent that such liability arises from or is attributable to the failure of the Seller to comply with the provisions of paragraphs 3.3, 4.2, 6.1, 6.2, 7, 8, 9, 10, 12 and 14 of this
        Schedule.

    3.3 The Seller shall take all reasonable steps to avoid or mitigate any Environmental Liabilities and potential Environmental Liabilities which may give rise to a claim under or in connection with this Counter Indemnity, howsoever arising.

    3.4 The provisions of sub-paragraphs 4.2 and 12.1 shall apply equally mutatis mutandis in respect of the Seller and the Purchaser's rights or obligations in respect of the Counter Indemnity.


      4 LIMITATIONS

        4.1.1 Neither the Seller nor any of its Affiliates shall be liable under the Indemnity to the extent that Environmental Liabilities have arisen, been increased, exacerbated, enhanced or caused as a result of any act or omission (whether direct or indirect) of the Company, the Purchaser or any Affiliates, employees, agents or contractors thereof after Completion (including, without limitation, any change of use of the Site(s) including closure of all or any part of the Sites but not including any material change of process within the existing plant and/or buildings or any material change to or development of the business and operations carried on at any Site which does not result in any Site or any part of any Site ceasing to be used for general industrial/manufacturing of a type materially similar to the existing Site operation.

        4.1.2 In connection with any Site or part thereof, the use of which had substantially ceased prior to Completion, nothing in the provisions of paragraph 4.1.1 shall apply to Environmental Liabilities resulting from the Purchaser's or its Affiliates' change of activities or demolition or closure thereon, save:

               (i) where  this  was  done  other  than  in  the  conduct  of the
                   Business by the Purchaser or its Affiliates; and

               (ii)so  long  as  and  to  the  extent  that  the   Environmental
                   Liabilities have not otherwise been so increased, exacerbated, enhanced or caused as a result of any such act or omission as aforesaid.

        4.1.3  The word  "OMISSION"  as used in this  paragraph  4.1  shall  not mean any failure by the Company or Purchaser to carry out remediation or preventative action in circumstances where it is not within their power to do so or where the Purchaser is not aware or could not reasonably have been aware of the Environmental Liabilities in question or where (without prejudice to the obligations of the Purchaser under paragraph
               5) the rights of the Purchaser to bring a claim under the Indemnity would be prejudiced as a result thereof.

    4.2 No claim may be made for any Environmental Liabilities under the Indemnity or Counter Indemnity to the extent that any Environmental Liabilities arise:

        4.2.1 as a result directly or indirectly of information voluntarily given, in the case of the Indemnity by the Purchaser or the Company (but only post Completion in the case of the Company) or, in the case of the Counter Indemnity, by the Seller after
               Completion to a regulatory authority in circumstances other than where there is a mandatory reporting requirement under Environmental Laws or where information is given as required in the context of applications for or variations to authorisations, licences and other forms of environmental consent required by the Business in the course of the Company's or the Purchaser's or Seller's normal business activities (as appropriate) or where the other party has previously proposed or approved this course of action in writing; and

        4.2.2 save where compelled by law, from any admission of liability by a representative of the Purchaser or Seller holding a rank not less than that of Senior Vice President in respect of any clean-up which needs to be done, except where the other party has approved such admission in writing such approval not to be unreasonably withheld or delayed.

    4.3 No claim under the terms of the Indemnity or Counter Indemnity for any Environmental Liabilities shall be valid unless notice has been served in accordance with the provisions of paragraph 7 and in the case of Indemnity, but not the Counter Indemnity, said notice has been served within 10 years of Completion.

    4.4 The Seller's liability under the Indemnity shall be limited in accordance with the provisions of the Americas Liability Agreement, except for sub-clauses 4.1.2 (save for the proviso to sub-clause 4.1) and 4.2 of the Americas Liability Agreement, the subject matter of which will be governed by the provisions of this Schedule.

    4.5 In the event that the Indemnitor (as defined in paragraph 6.1) either incurs external charges, costs and expenses for environmental services or internal charges for its own environmental services, in either case including but not limited to testing and/or analytical services and/or contaminated soil disposal facilities, in connection with or in relation to any actual or potential Environmental Liabilities under the Indemnity or Counter Indemnity (as appropriate) then such external and internal charges, costs and expenses shall be deemed to be payments made under the Indemnity or Counter Indemnity (as appropriate). Any internal charges shall be made on the same basis as the Indemnitor charges to its own business or its Affiliates.

    4.6 It is hereby expressly agreed that, save where the Seller has accepted liability or becomes otherwise liable under the terms of the Indemnity, all costs incurred by the Purchaser in carrying out environmental analyses and tests of the Site(s) (and its (or their) surrounds) shall be borne by the Purchaser, other than costs in the exercise of the rights and powers given to the Seller by sub-paragraphs 9.1 and 9.2 which shall be borne by the Seller unless the Purchaser becomes liable therefor under the terms of the Counter Indemnity or unless the parties otherwise agree.

    4.7 The Seller shall be liable under the Indemnity for any asbestos-related personal injury unless and to the extent that any works carried out by the Purchaser or its Affiliates or the Company after Completion, were not carried out by a reputable contractor or contractors, who were duly and properly authorised or approved to undertake such works to at least the standards of the relevant federal, provincial or other regulatory authorities published by or in operation (in accordance with good industry practice) at all times during the carrying out of such works.

      5 MITIGATION

        The Seller and the Purchaser shall take all reasonable steps after Completion to avoid or mitigate any Environmental Liabilities and/or potential Environmental Liabilities to the extent it is reasonably within their respective powers to do so, which may give rise to a claim under or in connection with this Indemnity or Counter Indemnity, as appropriate, howsoever arising. Such steps will include but shall not be limited to:

    5.1 in  the  case  of  the   Purchaser,   carrying  out  (where   reasonably
        practicable) appropriate soil tests before taking any action which is likely to cause a material disturbance to soil;

    5.2 in the case of the Purchaser, where reasonably practicable carrying on its activities on the Site(s) so as to minimise disturbance to known areas of existing or probable soil contamination (other than deliberate removal of such contaminated soil) without incurring abnormal unusual or excessive cost in so doing;

    5.3 where relevant, (with the approval of the other party not to be unreasonably withheld or delayed) settling a claim of any party (not being an Affiliate of the Purchaser in the case of the Indemnity or of the Seller in the case of the Counter Indemnity) which will or may fall within the terms of the Indemnity or Counter Indemnity, as appropriate, the costs and expenses associated with such settlement (so approved by the other party) being deemed to be Environmental Liabilities for the purposes of this agreement, provided always that nothing in this sub-paragraph 5.3 shall oblige the Purchaser or the Seller to enter into any settlement which it does not, in its sole discretion, consider to be in the best interests of its operations;

    5.4 making reasonable and timely efforts to pursue claims against any third parties (including insurers) who may have some liability in respect of the matter in question under the Indemnity or Counter Indemnity as appropriate provided always that this shall not limit or restrict or operate in any way as a pre-condition to the rights to make a claim under this Indemnity or Counter Indemnity, as appropriate; and

    5.5 in the case of the Purchaser, using reasonable endeavours to avoid acts or omissions of the nature described in sub-paragraph 4.1 of this Schedule.


      6 NOTIFICATION

    6.1 As soon as reasonably practicable after either party becomes aware of any actual or potential Environmental Liabilities which may give rise to a claim by it under the Indemnity or Counter Indemnity (the "CLAIMANT") (whether or not the Claimant is of the opinion that it has a valid claim against the other party under the Indemnity or Counter Indemnity (the "INDEMNITOR")), the Claimant shall give written notice thereof to the Indemnitor (and thereafter will use all reasonable efforts to keep the Indemnitor reasonably informed of all material developments relating thereto). Such written notice shall include reasonable details of all relevant matters relating to any actual or potential Environmental Liabilities. Thereafter, the Claimant will promptly advise the Indemnitor orally of the Claimant's reasonable estimate of the extent of and, where reasonably practicable, the cost of remediation of the Environmental Liabilities, as a result thereof), provided that the Indemnitor shall have given the Claimant written notice of the name of its representative to whom such oral communication shall be imparted.

    6.2 Neither party shall admit, settle or discharge any claim or liability which might constitute a claim against the other under the Indemnity or Counter Indemnity (as appropriate) without having first served a notice under this paragraph 6 and given the other a reasonable opportunity to consider the circumstances referred to in the said notice.

      7 CLAIMS

        In the event that the Claimant wishes to make a claim against the Indemnitor under the Indemnity or Counter Indemnity (as appropriate) then it shall do so by giving notice in writing of the same to the Indemnitor giving such details as are then in its possession of the relevant subject matter of such claim.


      8 CONDUCT

        If any notice is received by either party under paragraphs 6 or 7, the Claimant shall, if so requested by the Indemnitor, take all steps which are necessary and reasonable to avoid, resist, appeal, compromise or defend any claim and any adjudication in respect thereof (subject to the Claimant being indemnified against all cost and expenses which may reasonably and necessarily be incurred in connection therewith), and the Indemnitor shall (subject to the provisions of this paragraph), at its request, be allowed to conduct any negotiations, proceedings or appeals incidental thereto PROVIDED ALWAYS that if the claim relates to or arises from a Site which at the time is owned, occupied or used by the Company and which is operational at the date of the notice under paragraph 7 then the Purchaser shall have conduct of all negotiations, proceedings or appeals incidental thereto but shall nonetheless keep the Seller fully informed of all material developments relating to the subject matter of the claims.


      9 SITE ACCESS

        If any notice is received by the Seller under paragraphs 6 or 7:

    9.1 the  Seller  and/or its  agents  and  contractors  shall be free to have access to any Site(s) to the extent it is within the power of the Company, the Purchaser or its Affiliates, during normal business hours, and after reasonable prior notice, and, if so required by the Purchaser, in the presence of authorised representatives of the Purchaser to assess (including but not limited to assessment by soil sampling and testing) the extent of the Environmental Liabilities and/or potential Environmental Liabilities and to determine the action required in order to remediate such liabilities (such actions to be subject to the prior agreement of the Purchaser (including as to the action to be taken) such agreement not to be unreasonably withheld); and

    9.2 the Purchaser shall (during normal business hours) allow the Seller or its agents access to inspect and take copies of such books and records of the business of the Company and/or the Purchaser relating to the Site(s) as may be necessary in connection with any Environmental Liabilities and/or potential Environmental Liabilities.

    9.3 The Seller shall exercise proper care in the exercise of its powers and rights pursuant to this paragraph 9 and shall indemnify the Purchaser for all reasonably incurred losses or liabilities arising from the Seller's failure to do so.


     10 DISCUSSIONS

        Upon either party having given a notice under paragraphs 6 or 7, either the Seller or the Purchaser may request a meeting as soon as practicable to discuss the matter (and if either does so the other party shall comply promptly with such request) and, irrespective of whether there has been any agreement on liability, each party shall be fully involved but (save as otherwise agreed between the parties) not as to make any admission or liability not permitted by the other provisions of this
        Schedule in any discussions and/or negotiations with any party imposing or seeking to impose any Environmental Liabilities.

     11 DISPUTE RESOLUTION

        Upon either party giving a notice in accordance with paragraph 7, in the event that the Seller and the Purchaser are unable to agree promptly upon any factual matter relevant to a claim under this Indemnity or Counter Indemnity (as appropriate) or in the event of any other matter being referred to the Experts in accordance with this Schedule then the following provisions of this paragraph 11 shall apply:

   11.1 a reputable independent firm of experts (the "EXPERTS") (who shall act as experts and not arbitrators) in relation to the Environment relevant to the claim or potential claim (having at least ten years relevant experience) shall be appointed by mutual agreement of the parties hereto (and the parties shall each be obliged to use their respective best endeavours to reach agreement as soon as practicable) to resolve any factual matter in dispute between the parties but not including any interpretation of laws or regulations as they apply to such factual matters or any conclusions regarding responsibility or liability for or in relation to any factual matters. The Experts shall be offered the appointment within 15 Business Days of the parties reaching such mutual agreement and shall be notified in writing of the provisions of sub-paragraph 11.7 below. Failing such mutual agreement on the appointment of Experts, the parties shall promptly refer the issue, at their joint cost, to the President for the time being of the Royal Institute of Chartered Surveyors in the United Kingdom with instructions to appoint suitable Experts within 14 days of receipt of such instructions;

   11.2 the said Experts shall only be dismissed by the mutual agreement of the parties hereto;

   11.3 both parties shall promptly and simultaneously exchange with each other and submit to the Experts, and in any event in accordance with the Experts' written directions, their arguments and submissions in connection with any matter of fact referred to them in accordance with this paragraph 11;

   11.4 following receipt by the Experts of the written arguments and other submissions of the parties pursuant to paragraph 11.3, the parties shall instruct the Experts to issue, as soon as reasonably practicable, a formal written opinion pertaining to the matter of fact referred to them. In any event, the Experts shall be instructed to present the said opinion within two months after receiving the written arguments and other submissions of the parties pursuant to sub-paragraph 11.3;

   11.5 the  formal  written   opinion  of  the  Experts   issued   pursuant  to
        sub-paragraph 11.4 shall be conclusive in any proceedings between the parties hereto as to the question of fact so determined;

   11.6 the fees and expenses of the Experts shall be borne equally by the Seller and the Purchaser (unless otherwise directed by the Experts); and

   11.7 the Experts, and any company, firm, partnership or other organisation with which the Experts are connected, shall not be eligible to be considered to undertake any clean-up work in respect of the claim for which they have so acted on or around the Site(s) save where the parties hereto mutually agree to waive this provision. For the avoidance of doubt, either party may withhold such consent in any event.


     12 ACCEPTANCE OF LIABILITY

        In the event that the Seller admits that it has any liability to the Purchaser under the Indemnity (or where the Seller agrees to accept the Purchaser's claim as falling within the Indemnity notwithstanding the fact that no Environmental Liability may at that point in time have arisen):

   12.1 Subject to consulting with and paying reasonable regard to the views of the Purchaser, the Seller shall have the right independently to determine whatever measures are appropriate in order to remediate pursuant to applicable Environmental Laws the subject matter of the claim under the Indemnity and furthermore the Seller shall have the right independently to carry out such remediation itself (or through suitable third party agents or contractors) provided that in so doing the Seller (or its said agents or contractors) shall be obliged to use reasonable endeavours to avoid causing undue interruption to the conduct of the business of the Company and/or its Affiliates;

   12.2 The Seller and/or its agents and contractors shall, in addition to the rights of access provided for in paragraph 9 above, be free to have access to the Site(s) if currently owned, leased or, where within the power of the Company and its Affiliates, during normal business hours after reasonable prior notice, and if so required, in the presence of authorised representatives of the Purchaser, to carry out the remediation referred to in sub-paragraph 12.1 above provided that the Seller (or its agents or contractors) shall be obliged to use reasonable endeavours to avoid causing undue interruption to the conduct of the business of the Company and/or its Affiliates.

   12.3 The Seller shall exercise reasonable care in the exercise of its powers and rights pursuant to this paragraph 12 and shall exercise reasonable skill, care and diligence in carrying out any works and shall not use any materials which are not in accordance with the recommendations of relevant authorities and codes of practice. The Seller shall procure that the contractors and consultants engaged to carry out and advise on the works are bound by obligations in the same terms of reasonable skill, care and diligence as herein before mentioned and otherwise engaged on market terms at the time and shall procure suitable warranties in accordance with normal market practice at the time from the contractors and consultants in favour of the Purchaser. The Seller shall not carry out the works itself but shall always engage external contractors and consultants approved by the Purchaser such approval not to be unreasonably withheld or delayed.


     13 STATEMENTS

        In the event of any circumstances arising which do or may give rise to Environmental Liabilities which may fall within the terms of the Indemnity or the Counter Indemnity (as appropriate) neither the Company, the Purchaser nor the Seller (nor any of their respective Affiliates) to the extent practicable shall make any public statements which are not required by law or the rules of any regulatory authority to make regarding such circumstances without first discussing with the other party and reaching written agreement (such agreement not to be unreasonably withheld or delayed) on the text of any such public statement before it is made.


     14 GENERAL

   14.1 Any information, records, or other material of one party shall be treated as strictly confidential by the other party except when (a) it is required to be used in order to comply with an order of the court or regulatory authority or (b) it is used by the other party to enforce its rights under this Schedule or so as to make an insurance claim provided that, in the case of either (a) or (b), disclosure is made in accordance with this sub-paragraph 14.1. If either party becomes legally compelled (including by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any of the information, records, or other material referred to in this sub-paragraph 14.1, the party so compelled shall provide the other with prompt prior written notice of such requirement so that the other may seek a protective order or other appropriate remedy. To the extent lawfully able to do so, each party agrees to cooperate in each other's efforts to obtain a protective order or other reasonable assurance that confidential treatment shall be accorded any such information. If such protective order or other remedy is not obtained, the party so compelled agrees to disclose only that portion of the information, records, or other material which it is advised by opinion of outside counsel is legally required to be disclosed and to take all reasonable steps to preserve the confidentiality of the information, records, or other material referred to in this sub-paragraph 14.1. Any other disclosure by one party of information, records or materials of the other party shall require the prior written consent of such other party, which shall not be unreasonably withheld or delayed.

   14.2 The Purchaser's and its Affiliates' and the Seller's and its Affiliates' exclusive remedies in respect of any claims which fall within the scope of the Indemnity or Counter Indemnity, as appropriate, shall be in accordance with the provisions of this Schedule, and the Purchaser on behalf of itself and its Affiliates and the Seller, on behalf of itself and its Affiliates, hereby waives all other remedies whether in contract, tort (including, for the avoidance of doubt, negligence) or howsoever otherwise arising which it may have against the Seller or any of its Affiliates or the Purchaser or any of its Affiliates as appropriate at law or in equity in respect of the matters which fall within the scope of the Indemnity or Counter Indemnities and, for the avoidance of doubt, if such a claim under this Schedule could also give rise to a Warranty Claim or a claim under any other provision of this agreement in respect of the same subject matter, the Purchaser or the Seller as appropriate may only bring a claim under this Schedule.

   14.3 The Seller undertakes to co-operate with the Purchaser and assist the Purchaser in achieving a transfer to the Purchaser (or as it directs) of all Environmental Authorisations held by the Seller at Completion.


     15 CO-OPERATION

        The Purchaser undertakes that wherever co-operation is required by the Company to ensure compliance with the Purchaser's obligations hereunder, the Purchaser will use its reasonable endeavours to ensure that the Company provides the requisite co-operation.

                                       SCHEDULE 6
                             CONSIDERATION ADJUSTMENT TEXT

                                      (Clause 3.3)

      1 Consideration and Adjustment


        SECTION 1

    (1) In this Schedule 3:

        "A FORM" means, in relation to the Company, the quarterly financial reports in the format set forth in Annex 3 which are prepared in accordance with the accounting policies, practices and other requirements set out or referred to in ICI's Controller's Manuals as applied by the Company (with the exception of pensions liabilities which are accounted for in accordance with FAS 87) and prepared at the Completion Date on a basis consistent with that adopted by the Company in the A Form at 31 December 1997 (with the exception that pensions liabilities shall be reported in Provisions; and if the Completion Date does not fall on the due date for the preparation of an A Form, a financial report prepared on the same basis for the financial period from the latest date at which an A Form was prepared to the Completion Date;

        "ACTUAL NET DEBT" means Net Debt as agreed or determined in accordance with paragraphs (4) to (6) below;

        "ACTUAL NET WORKING CAPITAL" means Net Working Capital as at the Completion Date as determined under paragraphs (4) to (6) below;

        "ESTIMATED CONSIDERATION" has the meaning given in sub-Clause 3.1;

        "ENTERPRISE VALUE" means US$16,733,000;

        "FINAL CONSIDERATION" has the meaning given in paragraph (3)(a) below;

        "FINAL COMPLETION STATEMENT" has the meaning given in paragraph (3)(b) below;

        "FINAL STOCKS" means the value of Stocks for the Company at Completion;

        "ICI'S CONTROLLER'S MANUALS" means the control manuals in existence at 14 July 1997 and which are compiled in accordance with UK GAAP used for accounting purposes within the Seller's Group, copies of which have been received by the Purchaser or an Affiliate of the Purchaser (and which consists of an introduction to the Group Controller's Manual, Bulletin Board Accounting Language, Bulletin Board Reporting, Accounting Definitions and Conventions, Accounting Policies and Procedures, Controls, Reporting);

        "INITIAL STOCKS" means the value of Stocks for the Company as at 28 February 1998;

        "INTEREST RATE" means LIBOR plus 25 basis points;

        "NET DEBT" means the amount reported as "NET DEBT" on line 70090 of the A Form for the Company as described in ICI's Controller's Manuals which, for the avoidance of doubt, can be either a negative or a non-negative number;

        "NET WORKING CAPITAL" means the aggregate of:

        (a)    Operating Debtors; plus

        (b) Stocks (for the purposes of this definition meaning Initial Stocks when used for Net Working Capital as at 28 February 1998 and meaning Final Stocks when used for Actual Net Working Capital); less

        (b)    Operating Creditors less than 1 year;

        For the purposes of (b) the Stocks shall be valued in accordance with the document headed "STOCKTAKING AND VALUATION PRINCIPLES" in the Agreed Form marked "NWC-S";

        "NET WORKING CAPITAL AS AT 28 FEBRUARY 1998" or "NWC28" means, the value shown in the column headed NWC 28 in Section 2 of this Schedule 3 which is the amount which the parties have agreed to represent the value of Net Working Capital at 28 February 1998 of the Company;

        "OPERATING CREDITORS LESS THAN 1 YEAR" means the absolute value of the amount reported as creditors of the Company which are external to the Company (including without limitation creditors which are members of, or other business units within, the ICI Group as at the date of the relevant A Form) as defined by reference to "OPERATING CREDITORS LESS THAN 1 YEAR" on line 70020 of the A Form for the Company as described in ICI's Controller's Manuals;

        "OPERATING DEBTORS" means debtors of the Company which are external to the Company (including without limitation debtors which are members of, or other business units within, the ICI Group as at the date of the relevant A Form) as defined by reference to "OPERATING DEBTORS" on line 70010 of the A Form for the Company as described in ICI's Controller's Manuals;

        "STOCKS" means the stock of fuels, raw materials, ingredients, packaging, office and laboratory supplies, revenue engineering spares, consumable stores, work in progress and finished goods owned by the Company as determined on line 70000 of the A Form for the Company or Business as described in ICI's Controller's Manuals;

    (2)

        (a) All payments and values under this Schedule shall be in US Dollars and where an amount is not itself calculated in US Dollars it shall be converted into US Dollars at the mid market closing exchange rate in London for the currency in which that amount is expressed in US Dollars as published in the London Edition of the Financial Times first published thereafter or, where the exchange rate is not published in the London Edition of the Financial Times, at the exchange rate quoted by Citibank N.A. as at the close of business in London for the currency in which that amount is expressed on the Completion Date in relation to amounts in the Final Completion Statement.

        (b) References to the absolute value of a number X shall be construed as follows:

               (i) if X is greater than or equal to zero,  the absolute value of
                   X shall be equal to X; and

               (ii)if X is less than zero,  the  absolute  value of X shall be X multiplied by -1,

               so that, for the purposes of illustration, the absolute value of 1 is equal to 1 and the absolute value of -1 is equal to 1.

        CALCULATION OF THE FINAL CONSIDERATION

    (3) In relation to this agreement:

        (a) the Final Consideration for the Company shall be determined by the following formula:

               Final Consideration = EV minus AND minus NWC 28 plus ANWC

               Where (in relation to the Company):

               EV = Enterprise Value

               AND = Actual Net Debt

               NWC28 = Net Working Capital as at 28 February 1998

               ANWC = Actual Net Working Capital

        (b) After the Completion Date, the Seller shall prepare a completion statement as at the Completion Date which shall contain a statement of the Final Consideration in accordance with paragraph 3(a) above based on the Seller's calculations
               (the "FINAL COMPLETION STATEMENT"). The Final Completion Statement shall be prepared using the Seller's normal accounting policies and practices as set out or referred to in ICI's Controller's Manuals as applied by the Company on a consistent basis and shall be submitted by the Seller to the Seller's Auditors for review.

    (4) Within 45 days of the Completion Date, the Seller shall issue the Final Completion Statement for the Company to the Purchaser together with a copy of a report by the Seller's Auditors addressed to the Seller and substantially in the form set out in Annex 3 to the effect that the Final Completion Statement has been prepared in accordance with this agreement. Although it is the Seller's responsibility to prepare the Final Completion Statement, the Seller will require the assistance of the employees of the relevant Purchaser Affiliates to fulfil this responsibility and the Purchaser shall ensure such assistance is provided promptly and at no charge. Immediately after delivery of the Final Completion Statement, the Purchaser's Auditors shall have the right, subject to the Purchaser delivering to the Sellers' Auditors a signed letter in the form set out in Annex 5, to review the Final Completion Statement and the Seller's Auditors working papers relating to the Final Completion Statement. Within 45 days of delivery to the Purchaser of the Final Completion Statement and the Seller's Auditors report (each of which shall be in English) to the Purchaser's designated location, the Purchaser shall give notice to the Seller in writing of any item or items in the Final Completion Statement which they wish to dispute and the basis on which they dispute that item or those items and the changes to the Final Completion Statement which the Purchaser believes should be made and the parties shall use their reasonable endeavors to resolve that dispute. Any items in respect of which the Purchaser does not give such notice will be deemed to have been accepted by the Purchaser. Any written resolution reached by the parties on any disputed item shall be final, conclusive and binding on the parties.

    (5) If the parties agree the Final Completion Statement then any adjusting payments referred to in paragraph (7) below shall be made by the paying party within 7 days of being agreed by the parties.

    (6) If the parties fail to agree on any element of the Final Completion Statement within 14 days after the Purchaser has given notice in writing to the Seller of any item(s) in the Final Completion Statement which the Purchaser wishes to dispute (in accordance with paragraph (4) above) then any agreed amounts shall be paid in accordance with the preceding paragraph and any dispute may be referred by either party for final determination in accordance with sub-Clause 11.1 of this agreement and any amounts thereby found to be due shall be paid by the relevant Affiliate not later than 7 days after such final determination.

    (7) When the Final Consideration is agreed or otherwise determined in accordance with the three preceding paragraphs the following adjusting payments shall be made:

        (a) an amount equal to the difference between (i) the Estimated Consideration and (ii) the Final Consideration; and

        (b) interest (compounded monthly) at the Interest Rate on the amount in paragraph (a) above from the Completion Date to the date of payment, calculated on a day to day basis;

        which shall be paid by the Seller Affiliate to the Purchaser (or vice versa, as appropriate).

    (8) In this Schedule, references to lines of A Forms have been chosen by the Seller and are believed in good faith to correspond to the matters to which they refer. If, however, that reference when compared to the matter it describes or refers to is incorrect then there shall be substituted for that line reference to another line reference (if any) which corresponds to the matter described or referred to.


        SECTION 2

                                                  VALUES FOR THE PURPOSE OF
                                                   ALLOCATION TO CLASSES OF
                                                             ASSET

                                                  NET                 ADDITIONAL
                                                WORKING                UPLIFT OF
                                  NWC28         CAPITAL           STOCKS TO FAIR
                             CANADIAN $           US$           MARKET VALUE US$

         Americas Business    7,444,000        5,200,000                  62,000
         LPC Business         2,575,000        2,000,000                     Nil

                                       SCHEDULE 7
                             CANADIAN FINANCIAL INFORMATION

                                      (Clause 1.1)

                                   TCI BALANCE SHEET
                                     AT 28 FEBRUARY
                                          1998


                                            CANADIAN DOLLARS THOUSANDS
                                 AMERICAS
                                 BUSINESS   LPC BUSINESS         TOTAL

         Fixed Assets              12,167              -        12,167

         Investments                    -              -             -

         Stocks                    20,342          4,258        24,600

         Operating Debtors          7,216          1,425         8,641

         TAI Debtor                 2,515              -         2,515

         Operating
         Creditors less
         than 1 year              (22,629)        (1,109)      (23,738)

         TAI Creditor                   -         (1,999)       (1,999)

         Non Operating
         Debtors                        -              -             -

         Non Operating
         Creditors less
         than 1 year               (1,043)             -        (1,043)
                                   18,568          2,575        21,143
                                 --------       --------      --------

         Net Debt                 (20,824)             -       (20,824)

         Provisions                     -              -             -
                                        -
         Deferred Income
                                 --------       --------      --------
                                  (20,824)             0       (20,824)

         Shareholders'                                          41,967
         Equity                                               --------


                                                                21,143
                                                              --------
        Notes:
        1. Operating Debtors at 28 Feb 1998 have been split pro rata to sales in January and February 1998.
        2. TAI Debtors/TAI Creditors and TCI Debtors/TCI Creditors net out

                                       SCHEDULE 8

                                      (Clause 1.7)

        John Collingwood

        Rene Lachance

        John Gush

        Michel Blais

        Guy Gauthier

        Michael Maughan

                                       SCHEDULE 9
                                      LPC Business



-----------------------------------------------------------------------
                                       AMERICAS
                                       (SULPHATE)
                     LPC BUSINESS      BUSINESS          COMMENTS
-----------------------------------------------------------------------
-----------------------------------------------------------------------
FIXED ASSETS                           All
-----------------------------------------------------------------------
INVESTMENTS          N/A               N/A
-----------------------------------------------------------------------
                                                         - Based on
                                                         actual
                     Stocks                              quantities
                     manufactured by                     of stocks
                     LPC and Kronos                      from each
STOCKS               at Varennes       All other stocks  source
-----------------------------------------------------------------------
                                                         - Based on
                     Sales of                            detailed
                     material                            analysis of
OPERATING DEBTORS    manufactured by                     all open
Trade Debtors}       LPC and Kronos    All other trade   accounts
Intra Group Debtors} at Varennes       debtors           concerned
-----------------------------------------------------------------------
Other operating
debtors                                All
-----------------------------------------------------------------------
                                                         - Based on
OPERATING CREDITORS  Purchases of                        detailed
LESS THAN 1 YEAR     material          All other         analysis of
Trade Creditors}     manufactured by   operating         all open
Intra Group          LPC and Kronos    creditors less    accounts
Creditors}           at Varennes       than 1 year       concerned
-----------------------------------------------------------------------
Other operating
creditors                              All
-----------------------------------------------------------------------
NON OPERATING
DEBTORS/CREDITORS                      All
-----------------------------------------------------------------------
NET DEBT                               All
-----------------------------------------------------------------------
PROVISIONS                             All
-----------------------------------------------------------------------
DEFERRED INCOME                        All
-----------------------------------------------------------------------
                                                         - Calculated
NET ASSETS                                               by difference
-----------------------------------------------------------------------
        NOTES:

      1 Stocks/materials/product   manufactured   by  LPC  includes  items  made
        available to LPC under product swap arrangements with Kronos's plant at Varennes

                                      SCHEDULE 10
                                  (CLAUSE 7.1(F)(III))

                                       SIGNATURES





         SIGNED by
         for and on behalf of
         TIOXIDE GROUP LIMITED      }




         SIGNED by
         for and on behalf of
         ICI OMICRON BV             }




        SIGNED by
        for and on behalf of
        [PURCHASER]                }

                                        ANNEX 1
                             AGREED FORM DEED OF INDEMNITY